EXHIBIT 10.2

TEXAS GENCO LLC

AND

TEXAS GENCO FINANCING CORP.

AND EACH OF THE GUARANTORS PARTY HERETO

6.875% SENIOR NOTES DUE 2014

INDENTURE

Dated as of December 14, 2004

WELLS FARGO BANK, NATIONAL ASSOCIATION

Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314(a)	4.03;12.02; 12.05
(b)	N.A
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01
(b)	N.A.
(c)	12.01

N.A. means not applicable.

*  This Cross Reference Table is not part of the Indenture.

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions.
Section 1.02	Other Definitions.
Section 1.03	Incorporation by Reference of Trust Indenture Act.
Section 1.04	Rules of Construction.

ARTICLE 2 THE NOTES

Section 2.01	Form and Dating.
Section 2.02	Execution and Authentication.
Section 2.03	Registrar and Paying Agent.
Section 2.04	Paying Agent to Hold Money in Trust.
Section 2.05	Holder Lists.
Section 2.06	Transfer and Exchange.
Section 2.07	Replacement Notes.
Section 2.08	Outstanding Notes.
Section 2.09	Treasury Notes.
Section 2.10	Temporary Notes.
Section 2.11	Cancellation.
Section 2.12	Defaulted Interest.
Section 2.13	Computation of Interest.

ARTICLE 3 REDEMPTION AND PREPAYMENT

Section 3.01	Notices to Trustee.
Section 3.02	Selection of Notes to Be Redeemed or Purchased.
Section 3.03	Notice of Redemption.
Section 3.04	Effect of Notice of Redemption.
Section 3.05	Deposit of Redemption or Purchase Price.
Section 3.06	Notes Redeemed or Purchased in Part.
Section 3.07	Optional Redemption.
Section 3.08	Mandatory Redemption.
Section 3.09	Offer to Purchase by Application of Excess Proceeds.
Section 3.10	Special Mandatory Redemption.

ARTICLE 4 COVENANTS

Section 4.01	Payment of Notes.
Section 4.02	Maintenance of Office or Agency.
Section 4.03	Reports.
Section 4.04	Compliance Certificate.
Section 4.05	Taxes.
Section 4.06	Stay, Extension and Usury Laws.
Section 4.07	Restricted Payments.
Section 4.08	Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

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Section 4.09	Incurrence of Indebtedness and Issuance of Disqualified Stock.
Section 4.10	Asset Sales.
Section 4.11	Transactions with Affiliates.
Section 4.12	Liens.
Section 4.13	Corporate Existence.
Section 4.14	Offer to Repurchase Upon Change of Control.
Section 4.15	Additional Guarantees.
Section 4.16	Release of Guarantees.
Section 4.17	Restrictions on Activities of Financing Corp.
Section 4.18	Suspension of Covenants.
Section 4.19	Limitation on Ability of the Issuers to Release Funds from Escrow.

ARTICLE 5 SUCCESSORS

Section 5.01	Merger, Consolidation, or Sale of Assets.
Section 5.02	Successor Corporation Substituted.

ARTICLE 6 DEFAULTS AND REMEDIES

Section 6.01	Events of Default.
Section 6.02	Acceleration.
Section 6.03	Other Remedies.
Section 6.04	Waiver of Past Defaults.
Section 6.05	Control by Majority.
Section 6.06	Limitation on Suits.
Section 6.07	Rights of Holders of Notes to Receive Payment.
Section 6.08	Collection Suit by Trustee.
Section 6.09	Trustee May File Proofs of Claim.
Section 6.10	Priorities.
Section 6.11	Undertaking for Costs.

ARTICLE 7 TRUSTEE

Section 7.01	Duties of Trustee.
Section 7.02	Rights of Trustee.
Section 7.03	Individual Rights of Trustee.
Section 7.04	Trustee’s Disclaimer.
Section 7.05	Notice of Defaults.
Section 7.06	Reports by Trustee to Holders of the Notes.
Section 7.07	Compensation and Indemnity.
Section 7.08	Replacement of Trustee.
Section 7.09	Successor Trustee by Merger, etc.
Section 7.10	Eligibility; Disqualification.
Section 7.11	Preferential Collection of Claims Against the Issuers.

ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance.
Section 8.02	Legal Defeasance and Discharge.
Section 8.03	Covenant Defeasance.
Section 8.04	Conditions to Legal or Covenant Defeasance.

ii

Section 8.05	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
Section 8.06	Repayment to the Issuers.
Section 8.07	Reinstatement.

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders of Notes.
Section 9.02	With Consent of Holders of Notes.
Section 9.03	Compliance with Trust Indenture Act.
Section 9.04	Revocation and Effect of Consents.
Section 9.05	Notation on or Exchange of Notes.
Section 9.06	Trustee to Sign Amendments, etc.

ARTICLE 10 GUARANTEES

Section 10.01.	Guarantee.
Section 10.02.	Limitation on Guarantor Liability.
Section 10.03.	Execution and Delivery of Guarantee.

ARTICLE 11 SATISFACTION AND DISCHARGE

Section 11.01	Satisfaction and Discharge.
Section 11.02	Application of Trust Money.

ARTICLE 12 MISCELLANEOUS

Section 12.01	Trust Indenture Act Controls.
Section 12.02	Notices.
Section 12.03	Communication by Holders of Notes with Other Holders of Notes.
Section 12.04	Certificate and Opinion as to Conditions Precedent.
Section 12.05	Statements Required in Certificate or Opinion.
Section 12.06	Rules by Trustee and Agents.
Section 12.07	No Personal Liability of Directors, Officers, Employees and Stockholders.
Section 12.08	Governing Law.
Section 12.09	No Adverse Interpretation of Other Agreements.
Section 12.10	Successors.
Section 12.11	Severability.
Section 12.12	Counterpart Originals.
Section 12.13	Table of Contents, Headings, etc.

EXHIBITS

Exhibit A1	FORM OF NOTE
Exhibit A2	FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

iii

INDENTURE dated as of December 14, 2004 among Texas Genco LLC, a Delaware limited liability company (“Texas Genco LLC”), Texas Genco Financing Corp., a Delaware corporation (“Financing Corp.” and, together with Texas Genco LLC, the “Issuers”), the Guarantors (as defined) and Wells Fargo Bank, National Association, as trustee.

The Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 6.875% Senior Notes due 2014 (the “Notes”):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01                                Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all Special Interest (as defined in the Registration Rights Agreement), then owing pursuant to the Registration Rights Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Laws” shall mean, as to any Person, any ordinance, law, treaty, rule or regulation or determination by an arbitrator or a court or other Governmental Authority, including ERCOT, in each case, applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property is subject.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of the Note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note at December 15, 2009 (such redemption price being set forth in the table appearing in Section 3.07 hereof), plus (ii) all required interest payments due on the Note through December 15, 2009 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b) the principal amount of the Note, if greater.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a sale and leaseback) of Texas Genco LLC or any Restricted Subsidiary (each referred to in this definition as a “disposition”); and

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary,

whether in a single transaction or a series of related transactions, in each case, other than:

(a) a disposition of cash or Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment, vehicles or other similar assets in the ordinary course of business or inventory or goods held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of Texas Genco LLC in a manner permitted pursuant to the provisions of Section 5.01 hereof or any disposition that constitutes a Change of Control pursuant to this Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.07 hereof;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate Fair Market Value of less than $25.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to Texas Genco LLC or by Texas Genco LLC or a Restricted Subsidiary to a Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to clause (j) of the definition of Permitted Investments);

(i) foreclosures on assets;

(j) sales of accounts receivable, or participations therein;

(k) any financing transaction with respect to property built or acquired by Texas Genco LLC or any Restricted Subsidiary after the Issue Date, including, without limitation, sale leasebacks and asset securitizations permitted by this Indenture;

(l) sales of Excluded Assets up to the amounts provided under the definition of “Excluded Asset Proceeds;”

(m) any sale, transfer or disposition of power, capacity, fuel or other related assets or products of services, including assets related to trading activities, in each case in the ordinary course of business;

(n) any sale, transfer or disposition of emission credits in the ordinary course of business;

(o) any Casualty Event; and

(p) the unwinding of any Hedging Obligation.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Baseload Plants” means the assets comprising (1) the Limestone Electric Generating Station, STP, W.A. Parish Electric Generating Station, Units 5, 6, 7 and 8 and (2) any other assets comprising an electric generating unit or facility existing on the Issue Date or acquired, constructed or redesignated after the Issue Date and that is certificated to be a baseload plant in an Officer’s Certificate.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to Texas Genco LLC, the board of managers or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(3) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(4) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(5) with respect to any other Person, the board or committee of such Person serving a similar function.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means

(1) in the case of a corporation, corporate stock,

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means

(1) United States dollars,

(2) pounds sterling,

(3) (a) euro, or any national currency of any participating member state in the European Union or,

(b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them time to time in the ordinary course of business;

(4) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,

(5) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million,

(6) repurchase obligations for underlying securities of the types described in clauses (4) and (5) entered into with any financial institution meeting the qualifications specified in clause (4) above,

(7) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 12 months after the date of creation thereof,

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (5) above,

(9) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition and

(10) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (3) above and United States dollars, provided that such amounts are converted into any currency listed in clauses (1) through (3) and United States dollars as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Casualty Event” means any taking under power of eminent domain or similar proceeding and any insured loss; provided that any such taking or insured loss that results in Net Proceeds of less than $25.0 million shall not be deemed a Casualty Event.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Texas Genco LLC and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) Texas Genco LLC becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of Texas Genco LLC or any of its direct or indirect parent corporations.

“Clearstream” means Clearstream Banking, S.A.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and nuclear fuel costs (not to be reduced by any non-cash amortization relating to above-market fuel contracts and off-market power contracts) of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount resulting from the issuance of Indebtedness at less than par, noncash interest payments (but excluding any noncash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133—”Accounting for Derivative Instruments and Hedging Activities”), the interest component of Capitalized Lease Obligations and Synthetic Lease Obligations and net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and any expensing of bridge or other financing fees, commitments, administration and transaction fees and charges), and

(b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued less

(c) interest income for such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that

(1) any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including, without limitation, relating to severance, relocation, one-time compensation charges and the Transactions) shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, whether effected through a cumulative effect adjustment or a retroactive application in each case in accordance with GAAP,

(3) any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded,

(4) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Board of Directors of Texas Genco LLC, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided, that Consolidated Net Income of Texas Genco LLC shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (iii)(A) of Section 4.07(a) hereof, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived; provided, that Consolidated Net Income of Texas Genco LLC will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to Texas Genco LLC or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) any increase in amortization or depreciation or other noncash charges resulting from the application of purchase accounting in relation to the Transactions or any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded,

(8) any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off pursuant to Financial Accounting Standards Board Statement No. 142 and No. 144 and the amortization of intangibles arising pursuant to No. 141 shall be excluded,

(10) any noncash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees shall be excluded, and

(11) Notwithstanding the foregoing, Consolidated Net Income shall include any benefit from any above market fuel contracts and shall exclude any benefit from any off market power contracts, each as recorded on the balance sheet at the time of the Transactions.

Notwithstanding the foregoing, for the purpose of Section 4.07 hereof only (other than clause (iii)(D) of Section 4.07(a) hereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by Texas Genco LLC and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from Texas Genco LLC and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by Texas Genco LLC or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (iii)(D) of Section 4.07(a) hereof.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(A) for the purchase or payment of any such primary obligation or

(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Issuers.

“Credit Agreement” means the Senior Facilities Credit Agreement, dated as of December 14, 2004, among Texas Genco LLC, Goldman Sachs Credit Partners L.P., Morgan Stanley Senior Funding, Inc., Deutsche Bank AG Cayman Islands Branch and Citicorp North America, Inc., with respect to an aggregate of $2,450.0 million of senior secured facilities, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Agreement Agent” means, at any time, the Person serving at such time as the “Agent” or “Administrative Agent” under the Credit Agreement or any other representative then most recently designated in accordance with the applicable provisions of the Credit Agreement, together with its successors in such capacity.

“Credit Facilities” means, with respect to Texas Genco LLC, one or more debt facilities, including, without limitation, the Credit Agreement, any letter of credit facility for Hedging Obligations or commercial paper facilities with banks or other institutional lenders or investors or indentures providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables, letters of credit or other long-term indebtedness, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by Texas Genco LLC or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by a vice president and the principal financial officer of Texas Genco LLC, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Designated Preferred Stock” means preferred stock of Texas Genco LLC or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by an executive vice president and the principal financial officer of Texas Genco LLC or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (iii) of Section 4.07(a) hereof.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of Texas Genco LLC or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Texas Genco LLC or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than (i) a Foreign Subsidiary or (ii) a Domestic Subsidiary of a Foreign Subsidiary, but in each case including any Subsidiary that guarantees or otherwise provides direct credit support for any indebtedness of Texas Genco LLC.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication,

(a)                   provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted in computing Consolidated Net Income, plus

(b)                  Consolidated Interest Expense of such Person for such period to the extent the same was deducted in calculating such Consolidated Net Income, plus

(c)                   Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus

(d)                  any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or Indebtedness permitted to be incurred by this Indenture including a refinancing thereof (whether or not successful), including such fees, expenses or charges related to the offering of the Notes and the Credit Agreement, and deducted in computing Consolidated Net Income, plus

(e)                   the amount of any restructuring charge deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date, plus

(f)                     the amount of cost savings in respect of cost reduction efforts, calculated on a pro forma basis as though such cost savings had been achieved on the first day of any such period, pursuant to specified actions taken during such period minus the amount of actual benefits realized for such period from such actions (provided that (1) such actions are commenced within 36 months of the Issue Date, (2) the amount of cost savings added pursuant to this clause (f) shall not exceed $60.0 million during such period, (3) no amount shall be added pursuant to this clause (f) to the extent such amount is included in clause (e) above with respect to such period and (4) any such cost savings shall be certified to the Trustee in writing in reasonable detail by a responsible financial or accounting officer of Texas Genco LLC and, if they exceed $15.0 million, by the Board of Directors of Texas Genco LLC), plus

(g)                  without duplication, any writeoffs, writedowns or other non-cash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

(h)                  the amount of any minority interest expense deducted in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests), plus

(i)                      any non-cash gain or loss attributable to Mark-to-Market Adjustments in connection with Hedging Obligations, plus

(j)                      the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsors (including any amortization thereof), plus

(k)                   up to $100.0 million per fiscal year of expenses or charges incurred as a result of any planned or unplanned outage of any unit at STP by reason of any action by any regulatory body or other Governmental Authority or to comply with any Applicable Law, plus

(l)                      up to $30.0 million per fiscal year of expenses or charges incurred as a result of any planned outage of a Baseload Plant for purposes of upgrading or expanding such Baseload Plant, plus

(m)                expenses related to the implementation of enterprise resource planning systems, less, without duplication,

(n)                  non-cash items increasing Consolidated Net Income of such Person for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period.

Notwithstanding the foregoing, EBITDA shall include any benefit from any above market fuel contracts and shall exclude any benefit from any off market power contracts, each as recorded on the balance sheet at the time of the Transactions.

“Environmental CapEx Debt” shall mean Indebtedness of Texas Genco LLC or its Restricted Subsidiaries incurred for the purpose of financing Environmental Capital Expenditures.

“Environmental Capital Expenditures” shall mean capital expenditures deemed necessary by Texas Genco LLC or its Restricted Subsidiaries to comply with Environmental Laws.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety or Hazardous Materials.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or preferred stock of Texas Genco LLC or any of its direct or indirect parent corporations (excluding Disqualified Stock), other than

(a)                   public offerings with respect to Texas Genco LLC’s or any direct or indirect parent corporation’s common stock registered on Form S-8 and

(b)                  any such public or private sale that constitutes an Excluded Contribution.

“ERCOT” means the Electric Reliability Council of Texas.

“Escrow Agent” means JPMorgan Chase Bank, N.A., as escrow agent for the escrow agreement.

“Estimation Period” shall mean each tax period ending on a quarterly estimated tax payment date for federal income tax purposes for a corporation that is taxed on a calendar year basis.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Assets” means

(1) the 90 mile natural gas and fuel oil pipeline and related storage facilities;

(2) 50 acres of the Energy Development Complex in Houston, Texas;

(3) the North Dayton Gas Storage Facility in Liberty County, Texas, and any expansion or extension of such facility;

(4) four mothballed units of the P.H. Robinson facility near San Leon, Texas;

(5) two mothballed units at the Webster facility in Houston, Texas;

(6) one unit at the Deepwater facility in Harris County, Texas;

(7) one inoperable unit at the T.H. Wharton facility in Houston, Texas;

(8) the Mills Creek properties near Sealy, Texas;

(9) the Malakoff properties near Malakoff, Texas;

(10) the Trinity Mine properties near Malakoff, Texas;

(11) the Allen’s Creek properties near Wallis, Texas; and

(12) up to 250,000 barrels of excess fuel oil on hand.

“Excluded Asset Proceeds” means (a) an aggregate amount of up to $100.0 million in proceeds received in connection with one or more dispositions of Excluded Assets if the dispositions of such Excluded Assets occur within 18 months from the Issue Date (or if a binding commitment is entered into for such a sale within 18 months from the Issue Date, then within 30 months from the Issue Date) and (b) an additional aggregate amount of up to $100.0 million (in excess of the amounts received under clause (a) above) of the proceeds received in connection with one or more dispositions of Excluded Assets to the extent that any lender under the Credit Agreement refuses an offer of prepayment under the terms of such Credit Agreement if such proceeds are received within 18 months from the Issue Date (or if a binding commitment is entered into for such a sale within 18 months from the Issue Date, then within 30 months from the Issue Date); provided, that the Net Income associated with such disposition shall have been excluded from the calculations in clause (iii) of Section 4.07(a) hereof.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by Texas Genco LLC from

(a) contributions to its common equity capital, and

(b) the sale (other than to a Subsidiary of Texas Genco LLC or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Texas Genco LLC) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of Texas Genco LLC,

in each case designated as Excluded Contributions pursuant to an officers’ certificate executed by an executive vice president and the principal financial officer of Texas Genco LLC on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (iii) of Section 4.07(a) hereof.

“Existing Indebtedness” means Indebtedness of Texas Genco LLC or the Restricted Subsidiaries in existence on the Issue Date and Initial Acquisition Date, plus interest accruing thereon.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Texas Genco LLC (unless otherwise provided in this Indenture).

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that Texas Genco LLC or any Restricted Subsidiary incurs, assumes, guarantees or redeems any Indebtedness or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period (the “reference period “).

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (including the Nuclear Acquisition and the ROFR) (as determined in accordance with GAAP) that have been made by Texas Genco LLC or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (including the Nuclear Acquisition and the ROFR) had occurred on the first day of the reference period; provided that the pro forma change in EBITDA projected by Texas Genco LLC in good faith as a result of reasonably identifiable and factually supportable cost savings and costs (excluding one-time transition, transaction and restructuring costs), as the case may be, expected to be realized during the consecutive four-quarter period commencing after such acquisition or transaction (the “Savings Period”) shall be included in such calculation for any reference period that includes any of the Savings Period; provided, further, that any such pro forma change to such EBITDA shall be without duplication for cost savings and costs (excluding one-time transition, transaction and restructuring costs) actually realized and already included in such EBITDA. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Texas Genco LLC or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation (including the Nuclear Acquisition and the ROFR) that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation (including the Nuclear Acquisition and the ROFR) had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Texas Genco LLC. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such

Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Texas Genco LLC to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Texas Genco LLC may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of

(a) Consolidated Interest Expense of such Person for such period,

(b) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock (including any Designated Preferred Stock) or any Refunding Capital Stock of such Person, and

(c) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

“Goldman Sachs Hedge Agreement” means the Master Power Purchase and Sale Agreement dated as of July 21, 2004, between an affiliate of Goldman, Sachs & Co. and Texas Genco, LP.

“Governmental Authority” shall mean any nation or government, any state, province, territory or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including ERCOT.

“Government Securities” means securities that are

(a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ Indenture Obligations.

“Guarantor” means each of:

(1) GCP Funding Company, LLC, a Delaware limited liability company, New Genco GP, LLC, a Delaware limited liability company, New Genco LP, LLC, a Delaware limited liability company, HPC Merger Sub, Inc., a Texas corporation, New Genco II, LP, a Texas limited partnership, Texas Genco Operating Services LLC, a Delaware limited liability company, and New Genco Services, LP, a Texas limited partnership; and

(2) any other Subsidiary of Texas Genco LLC that executes a Guarantee in accordance with the provisions of thiss Indenture.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedging Credit Support Facility” shall mean any letter of credit facility or similar credit support facility entered into by Texas Genco LLC or any Restricted Subsidiary for the issuance of letters of credit or other support instruments to support the obligations of Texas Genco LLC or any Restricted Subsidiary under Hedging Obligations and any amendments, supplements, modifications, extensions, renewals, restatements, refinancings or refundings thereof.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under

(a) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and

(b) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, commodity prices or commodity transportation or transmission pricing or availability, including but not limited to the Goldman Sachs Hedge Agreement, any netting arrangements, power purchase and sale agreements, fuel purchase and sale agreements, swaps, options and other agreements to hedge against fluctuations in power or gas prices.

“Holder” means a holder of the Notes.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indebtedness” means, with respect to any Person,

(a) any indebtedness (including principal and premium) of such Person, whether or not contingent

(1) in respect of borrowed money,

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit to the extent not collateralized with cash and Cash Equivalents or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof),

(3) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations and Synthetic Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, or

(4) representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

(b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person, other than by endorsement of negotiable instruments for collection in the ordinary course of business, and

(c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person;

provided, however, that Contingent Obligations incurred in the ordinary course of business shall be deemed not to constitute Indebtedness and obligations under or in respect of Receivables Facilities shall not be deemed to constitute Indebtedness.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of Texas Genco LLC, qualified to perform the task for which it has been engaged.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Acquisition” means the acquisition of the non-nuclear assets of Texas Genco Holdings, Inc. pursuant to the Transaction Agreement.

“Initial Acquisition Date” means the date that the Initial Acquisition is consummated.

“Initial Acquisition Option Plan” means the option plan to be entered into by Texas Genco LLC or any of its direct or indirect parent or other entities within twelve months of the Issue Date.

“Initial Notes” means the first $1,125,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchasers” means Goldman, Sachs & Co, Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc.

“insolvency or liquidation proceeding” means:

(1) any case commenced by or against Texas Genco LLC or any other Pledgor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of Texas Genco LLC or any other Pledgor, any receivership or assignment for the benefit of creditors relating to Texas Genco LLC or any other Pledgor or any similar case or proceeding relative to Texas Genco LLC or any other Pledgor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to Texas Genco LLC or any other Pledgor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of Texas Genco LLC or any other Pledgor are determined and any payment or distribution is or may be made on account of such claims.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),

(2) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among Texas Genco LLC and its Subsidiaries,

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of Texas Genco LLC in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07 hereof,

(1) “Investments” shall include the portion (proportionate to Texas Genco LLC’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of Texas Genco LLC at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Texas Genco LLC shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to

(x) Texas Genco LLC’s “Investment” in such Subsidiary at the time of such redesignation less

(y) the portion (proportionate to Texas Genco LLC’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by Texas Genco LLC.

“Issue Date” means December 14, 2004.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Mark-to-Market Adjustments” means:

(1) any non-cash loss attributable to the mark-to-market movement in the valuation of Hedging Obligations (to the extent the cash impact resulting from such loss has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities,” plus

(x) any loss relating to amounts paid in cash prior to the stated settlement date of any Hedging Obligation that has been reflected in Consolidated Net Income in the current period, plus

(y) any gain relating to Hedging Obligations associated with transactions recorded in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from EBITDA pursuant to clauses (2)(x) and (2)(y) below, less,

(2) any non-cash gain attributable to the mark-to-market movement in the valuation of Hedging Obligations (to the extent the cash impact resulting from such gain has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities,” less

(x) any gain relating to amounts received in cash prior to the stated settlement date of any Hedging Obligation that has been reflected in Consolidated Net Income in the current period, less

(y) any loss relating to Hedging Obligations associated with transactions recorded in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from EBITDA pursuant to clauses (1)(x) and (1)(y) above.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Necessary CapEx Debt” shall mean Indebtedness of Texas Genco LLC or its Restricted Subsidiaries incurred for the purpose of financing Necessary Capital Expenditures.

“Necessary Capital Expenditures” shall mean capital expenditures that are required by Applicable Law (other than Environmental Laws) or undertaken for health and safety reasons. The term “Necessary Capital Expenditures” does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by Texas Genco LLC or any Restricted Subsidiary in respect of any Asset Sale or Casualty Event, including, without limitation, any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale or Casualty Event, net of the direct costs relating to such Asset Sale or Casualty Event and the sale or disposition of such Designated Noncash Consideration, including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness required (other than in clause (1) of Section 4.10(b) hereof to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by Texas Genco LLC as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Texas Genco LLC after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

 “Non-U.S. Person” means a Person who is not a U.S. Person.

 “Notes” has the meaning assigned to it in the preamble to this Indenture.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Nuclear Acquisition” means the consummation of the acquisition of Texas Genco Holdings, Inc. by Texas Genco LLC or any of its Restricted Subsidiaries of an indirect undivided ownership interest in STP as described in the Offering Circular.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable agreement), premium (if any), guarantees of payment, fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee, the Escrow Agent and other third parties other than the Holders of the Notes.

“Offering Circular” means the offering circular, dated December 8, 2004, with respect to the Notes and the Guarantees.

“Officer” means the Chairman of the Board, the Chief Executive Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, Chief Legal Officer, the Secretary, any principal executive officer or any principal accounting officer of Texas Genco LLC.

“Officer’s Certificate” means a certificate signed on behalf of Texas Genco LLC by an Officer of Texas Genco LLC that meets the requirements of Section 12.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof.  The counsel may be an employee of or counsel to Texas Genco LLC, any Subsidiary of Texas Genco LLC or the Trustee.

“Pari Passu Indebtedness” means with respect to any Person:

(1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred; and

(2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2) above, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Notes or the Guarantee of such Person, as the case may be; provided, however, that Pari Passu Indebtedness shall not include:

(1) any obligation of such Person to Texas Genco LLC or any of its Subsidiaries;

(2) any liability for Federal, state, local or other taxes owed or owing by such Person;

(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business; or

(4) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between Texas Genco LLC or any of its Restricted Subsidiaries and another Person that is not Texas Genco LLC or any of its Restricted Subsidiaries; provided that any cash or Cash Equivalents received must be applied in accordance with Section 4.10 hereof.

“Permitted Holders” means (i) each of the Sponsors and (ii) members of management who receive equity interests in Texas Genco LLC or any of its direct or indirect parent entities pursuant to the Initial Acquisition Option Plan, not to exceed 10% in the aggregate of such equity interests. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(a) any Investment in Texas Genco LLC or any Restricted Subsidiary;

(b) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(c) any Investment by Texas Genco LLC or any Restricted Subsidiary of Texas Genco LLC in a Person that is engaged in a Similar Business if as a result of such Investment

(1) such Person becomes a Restricted Subsidiary or

(2) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Texas Genco LLC or a Restricted Subsidiary;

(d) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 4.10 hereof or any other disposition of assets not constituting an Asset Sale;

(e) any Investment existing on the Issue Date or Initial Acquisition Date or made pursuant to legally binding written commitments in existence on the Issue Date or Initial Acquisition Date;

(f) loans and advances to officers, directors and employees not in excess of $10.0 million outstanding at any one time, in the aggregate;

(g) any Investment acquired by Texas Genco LLC or any Restricted Subsidiary

(1) in exchange for any other Investment or accounts receivable held by Texas Genco LLC or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of Texas Genco LLC of such other Investment or accounts receivable or

(2) as a result of a foreclosure by Texas Genco LLC or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(h) Hedging Obligations permitted under clause (10) of Section 4.09(b) hereof;

(i) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

(j) Investments the payment for which consists of Equity Interests of Texas Genco LLC, or any of its direct or indirect parent corporations (exclusive of Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 4.07 hereof;

(k) guarantees of Indebtedness permitted under Section 4.09 hereof;

(l) any transaction to the extent it constitutes an investment that is permitted and made in accordance with the provisions of Section 4.11(b) hereof (except transaction described in clause (2), (6), (7) and (11) of Section 4.11(b) hereof);

(m) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(n) any Investment in STP not to exceed a 50% undivided ownership interest in STP;

(o) any Investments in or repurchases of the Notes;

(p) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (p) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed the greater of (x) $250.0 million and (y) 5.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

(q) Investments relating to any special purpose wholly owned subsidiary of Texas Genco LLC organized in connection with a Receivables Facility that, in the good faith determination of the Board of Directors of Texas Genco LLC, are necessary or advisable to effect such Receivables Facility.

“Permitted Liens” means, with respect to any Person:

(1) Liens on assets of Texas Genco LLC or any of its Restricted Subsidiaries securing Indebtedness and other Obligations under Credit Facilities, including any letter of credit facility for Hedging Obligations, that was permitted by the terms of this Indenture to be incurred and/or securing Hedging Obligations in addition to the Hedging Support Credit Facility related thereto;

(2) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or deposits to secure bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(3) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(4) Liens for taxes, assessments or other governmental charges or claims not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(5) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(6) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties, in each case, which were not incurred in connection with Indebtedness and which do not interfere in any material adverse respect with the business of Texas Genco LLC and its Subsidiaries, taken as a whole;

(7) Liens existing on the Issue Date and on the Initial Acquisition Date (including, but not limited to, any escrow arrangements with respect to the Notes);

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a subsidiary; provided, further, however, that such Liens may not extend to any other property owned by Texas Genco LLC or any Restricted Subsidiary;

(9) Liens on property at the time Texas Genco LLC or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into Texas Genco LLC or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by Texas Genco LLC or any Restricted Subsidiary;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to Texas Genco LLC or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.09 hereof;

(11) Liens securing interest rate or currency Hedging Obligations;

(12) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases and subleases granted to others which do not materially interfere with the conduct of the business of Texas Genco LLC or any of the Restricted Subsidiaries;

(14) Liens arising from financing statement filings under the Uniform Commercial Code or similar state laws regarding operating leases entered into by Texas Genco LLC and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of Texas Genco LLC or any Guarantor;

(16) Liens on equipment of Texas Genco LLC or any Restricted Subsidiary granted in the ordinary course of business to Texas Genco LLC’s client at which such equipment is located;

(17) Liens securing Hedging Obligations of Texas Genco LLC and its Restricted Subsidiaries, including, without limitation, the Goldman Sachs Hedge Agreement;

(18) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(19) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8), (9), (10), (11), (15), (21), (22), (23) and (24); provided however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (7), (8), (9), (10), (11), (15), (21), (22), (23) and (24) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(20) Liens on cash and Cash Equivalents (i) deposited by Texas Genco LLC or any of its Subsidiaries in margin accounts with or on behalf of futures contract brokers or paid over to other counterparties or (ii) pledged or deposited as collateral to a contract counterparty or issuer of surety bonds by Texas Genco LLC or any of its Subsidiaries, in the case of clause (i) or (ii), to secure obligations with respect to (a) contracts for commercial and trading activities in the ordinary course of business and contracts (including without limitation, physical delivery, option (whether cash or financial), exchange, swap and futures contracts) for the purchase, transmission, transportation, distribution, sale, lease or hedge of any fuel-related or power-related commodity or service or (b) Hedging Obligations;

(21) Liens securing Indebtedness (including Capital Lease Obligations and Synthetic Lease Obligations) permitted to be incurred pursuant to clause (4) of the definition of Permitted Debt;

(22) Liens securing Indebtedness permitted to be incurred pursuant to clause (23) of the definition of Permitted Debt;

(23) Liens to secure Indebtedness incurred to finance Necessary Capital Expenditures that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Indebtedness;

(24) Liens to secure Environmental CapEx Debt that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Environmental CapEx Debt;

(25) Liens on Excluded Assets;

(26) Customary non-assignment Liens entered into in the ordinary course of business;

(27) Liens on any cash collateral account securing the reimbursement obligations of Texas Genco Holdings Inc. under any letters of credits issued in connection with the ROFR;

(28) any liens on STP other than any interest Texas Genco LLC or its Restricted Subsidiaries has in STP;

(29) Liens relating to the escrow agreement in effect on the Issue Date and future escrow arrangements securing Indebtedness incurred in accordance with this Indenture;

(30) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $25.0 million at any one time outstanding;

(31) Liens under Hedging Credit Support Facilities in an aggregate amount not to exceed (1) the product of (A) the amount of Notes repaid (other than with borrowed cash) and the amount of Indebtedness under the Credit Facilities repaid (other than with borrowed cash)

times (B) 50%, plus 30% of any consideration paid or costs incurred, as the case may be, in connection with the acquisition, expansion, upgrading or construction after the Issue Date of any assets (excluding the assets acquired in connection with the Nuclear Acquisition and the ROFR) of Texas Genco LLC and its Restricted Subsidiaries constituting Baseload Plants at the time of the granting of such Lien; and

(32) Additional Liens; provided, that at the time of incurrence and after giving pro forma effect thereto, the Secured Leverage Ratio would be no greater than 2.25 to 1.0.

“Permitted Quarterly Tax Distributions” means quarterly distributions of Tax Amounts determined on the basis of the estimated taxable income of Texas Genco LLC (in each case, including any such taxable income attributable to Texas Genco LLC’s ownership of interest in any other pass-through entity for Federal income tax purposes), for the related Estimation Period, as in a statement filed with the trustee; provided, however, that, for an Estimation Period that includes a True-up Determination Date, (1) if a True-Up Amount is due to the members, the Permitted Quarterly Tax Distribution payable by Texas Genco LLC for such Estimation Period shall be increased by such True-up Amount, and (2) if a True-up Amount is due to Texas Genco LLC, the Permitted Quarterly Tax Distribution payable by Texas Genco LLC for such Estimation Period shall be reduced by such True-up Amount and the excess, if any, of such True-up Amount over such Permitted Quarterly Tax Distribution shall be applied to reduce the immediately following Permitted Quarterly Tax Distribution(s) until such True-up Amount is entirely offset. The amount of Permitted Quarterly Tax Distribution relating to an Estimation Period including a True-up Determination Date shall be determined by a Tax Amounts CPA, and the amount of Permitted Quarterly Tax Distribution relating to all other Estimation Periods shall be determined by Texas Genco LLC.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“preferred stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Public Company Merger” means the consummation of the merger of Texas Genco Holdings, Inc. with a wholly owned subsidiary of CenterPoint Energy, Inc. pursuant to the Transaction Agreement.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors in good faith.

“Quarterly Payment Period” shall mean the period commencing on the tenth day and ending on and including the twentieth day of each month in which Federal estimated tax payments are due for a corporation taxed on a calendar year basis (provided that payments in respect of estimated state income taxes due in January may instead, at the option of Texas Genco LLC, be paid during the last five days of the immediately preceding December).

“Rating Agencies” mean Moody’s and S&P or, if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Texas Genco LLC which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means one or more receivables financing facilities, as amended from time to time, the Indebtedness of which is non-recourse (except for standard representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer and the Restricted Subsidiaries pursuant to which Texas Genco LLC and/or any of its Restricted Subsidiaries sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 14, 2004, among the Issuers, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Issuers, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuers to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by Texas Genco LLC or a Restricted Subsidiary in exchange for assets transferred by Texas Genco LLC or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restoration Certification” means an Officer’s Certificate provided to the Trustee prior to the end of 365 days from the date that a Casualty Event has occurred certifying (a) that Texas Genco LLC or the relevant Restricted Subsidiary intends to use the proceeds received in connection with such Casualty Event to repair, restore or replace the property or assets in respect of such Casualty Event, (b) the approximate costs of completion of such repair, restoration or replacement and (c) that such repair, restoration or replacement is expected to be completed within 24 months from the date that the proceeds of such Casualty Event are received.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of Texas Genco LLC that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“ROFR” means the purchase of an additional 13.2% interest in STP pursuant to the Amended and Restated South Texas Project Participation Agreement between City of San Antonio, Central Power and Light Company, Houston Lighting & Power Company, City of Austin, dated November 17, 1997.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard and Poor’s Ratings Group.

“SEC” means the Securities and Exchange Commission.

“Secured Debt” means Indebtedness of Texas Genco LLC and its Restricted Subsidiaries that is secured by a Lien.

“Secured Leverage Ratio” means, on any date, the ratio of:

(1) the aggregate principal amount of Secured Debt outstanding for borrowed Indebtedness on such date, to:

(2) the aggregate amount of Texas Genco LLC’s EBITDA for the most recent four-quarter period for which financial information is available.

In addition, for purposes of calculating the Secured Leverage Ratio:

(1) Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by Texas Genco

LLC or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the date on which the event for which the calculation of the Secured Leverage Ratio is made (the “Leverage Calculation Date”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (including the Nuclear Acquisition and the ROFR) had occurred on the first day of the reference period; provided that the pro forma change in EBITDA projected by Texas Genco LLC in good faith as a result of reasonably identifiable and factually supportable cost savings and costs (excluding one-time transition, transaction and restructuring costs), as the case may be, expected to be realized during the Savings Period shall be included in such calculation for any reference period that includes any of the Savings Period; provided, further, that any such pro forma change to such EBITDA shall be without duplication for cost savings and costs (excluding one-time transition, transaction and restructuring costs) actually realized and already included in such EBITDA. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Texas Genco LLC or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation (including the Nuclear Acquisition and the ROFR) that would have required adjustment pursuant to this definition, then the Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation (including the Nuclear Acquisition and the ROFR) had occurred at the beginning of the applicable four-quarter period;

(2) for purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Texas Genco LLC . If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Leverage Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation or Synthetic Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Texas Genco LLC to be the rate of interest implicit in such Capitalized Lease Obligation or Synthetic Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a

(3) any Person that is a Restricted Subsidiary on the Leverage Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

(4) any Person that is not a Restricted Subsidiary on the Leverage Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Similar Business” means the ownership, construction, leasing, operation and maintenance of the facilities currently owned by Texas Genco LLC and any other power generation plants, including nuclear power generation plants, together with any related assets or facilities, the acquisition or ownership of fuel and fuel reserves, and the sale and marketing primarily of wholesale power and activities as may be reasonably incidental thereto.

“Sponsors” means Blackstone Capital Partners, Hellman & Friedman LLC, Kohlberg Kravis Roberts & Co. L.P. and Texas Pacific Group and each of their respective Affiliates.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“STP” means the South Texas Project Electric Generating Station.

“STP Acquisition” means the pending acquisition of all of the common equity of Texas Genco Holdings, Inc., which at the time of acquisition will own no assets other than not more than a 44% interest in the STP.

“Subordinated Indebtedness” means

(a) with respect to Texas Genco LLC , any Indebtedness of Texas Genco LLC which is by its terms subordinated in right of payment to the Notes, and

(b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the guarantee of such Guarantor.

“Subsidiary” means, with respect to any Person,

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Synthetic Lease” shall mean, with respect to any Person, (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of any property (whether real, personal or mixed) creating obligations which do not appear on the balance sheet of such Person, but upon the bankruptcy or insolvency of such Person and which obligations would be characterized as Indebtedness of such Person (without regard to accounting treatment).

“Tax Amount” means, with respect to an Estimation Period or a taxable year, as the case may be, an amount equal to the product of (a) the United States federal taxable income of Texas Genco LLC (determined by including all separately stated items of income and deduction) for such Estimation Period or a taxable year, as the case may be, reduced (but not below zero) by (to the extent not previously taken into account) any United States federal taxable loss (determined by including all separately stated items of income and deduction) of Texas Genco LLC for any prior period; and (b) 45%.

“Tax Amounts CPA” means a nationally recognized certified public accounting firm.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Total Assets” means the total amount of all assets of Texas Genco LLC and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of Texas Genco LLC.

“Transactions” means the Initial Acquisition, the Nuclear Acquisition and the ROFR, and the financing and related matters thereof as disclosed in the Offering Circular.

“Transaction Agreement” means the Transaction Agreement, dated as of July 21, 2004, by and among CenterPoint Energy, Inc., Utility Holding, LLC, NN Houston Sub, Inc., Texas Genco Holdings, Inc, HPC Merger Sub, Inc. and Texas Genco LLC.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2009; provided, however, that if the period from the redemption date to December 15, 2009, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“True-up Amount” means, in respect of a particular taxable year, an amount determined by the Tax Amounts CPA equal to the difference between (1) the aggregate Permitted Quarterly Tax Distributions actually distributed in respect of such taxable year, without taking into account any adjustment to such Permitted Quarterly Tax Distributions made with respect to any other taxable year (including any adjustment to take into account a True-up Amount for the immediately preceding taxable year) and (2) the Tax Amount in respect of such taxable year as determined by reference to Texas Genco LLC’s IRS Form 1065 filed for such year; provided, however, that if there is an audit or other adjustment with respect to a return filed by Texas Genco LLC (including a filing of an amended return), upon a final determination or resolution of such audit or other adjustment, the Tax Amounts CPA shall redetermine the True-up Amount for the relevant taxable year. The amount equal to the excess, if any, of the amount described in clause (1) above over the amount described in clause (2) above shall be referred to as the “True-up Amount due to Texas Genco LLC” and the excess, if any, of the amount described in clause (2) over the amount described in clause (1) shall be referred to as the “True-up Amount due to the members.”

“True-up Determination Date” means the date on which the Tax Amounts CPA delivers a statement to the trustee indicating the True-up Amount; provided, however, that the True-up Determination Date shall not be later than 30 days after the occurrence of an event requiring the determination of the True-up Amount (including, the filing of the federal and state tax returns or the final determination or resolution of an audit or other adjustment, as the case may be).

“Trustee” means Wells Fargo Bank, National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means

(1) any Subsidiary of Texas Genco LLC which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of Texas Genco LLC, as provided below) and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of Texas Genco LLC may designate any Subsidiary of Texas Genco LLC (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, Texas Genco LLC or any Subsidiary of Texas Genco LLC (other than any Subsidiary of the Subsidiary to be so designated), provided that

(a) any Unrestricted Subsidiary must be an entity of which shares of the capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by Texas Genco LLC,

(b) such designation complies with Section 4.07 hereof and

(c) each of

(1) the Subsidiary to be so designated and

(2) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Texas Genco LLC or any Restricted Subsidiary.

The Board of Directors of Texas Genco LLC may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing and either

(1) Texas Genco LLC could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first sentence under Section 4.09 hereof or

(2) the Fixed Charge Coverage Ratio for Texas Genco LLC and its Restricted Subsidiaries would be greater than such ratio for Texas Genco LLC and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Board of Directors of Texas Genco LLC shall be notified by Texas Genco LLC to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by the amount of such payment, by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02                                Other Definitions.

Defined in
Term	Section

“Acceptable Commitment”	4.10
“Affiliate Transaction”	4.11
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.15

Defined in
Term	Section

“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.18
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Payment Default”	6.01
“Purchase Date”	3.09
“Redemption Date”	3.07
“Refinancing Indebtedness”	4.09
“Registrar”	2.03
“Restricted Payments”	4.07
“Reversion Date”	4.18
“STP Call”	3.07
“Successor Company”	5.01
“Successor Person”	5.01
“Suspended Covenants”	4.18
“Suspension Date”	4.18
“Suspension Period”	4.18

Section 1.03                                Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04                                Rules of Construction.

Unless the context otherwise requires:

(1)             a term has the meaning assigned to it;

(2)             an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)             “or” is not exclusive;

(4)             words in the singular include the plural, and in the plural include the singular;

(5)             “will” shall be interpreted to express a command;

(6)             provisions apply to successive events and transactions; and

(7)             references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01                                Form and Dating.

(a)              General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibits A1 and A2 hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)             Global Notes.  Notes issued in global form will be substantially in the form of Exhibits A1 or A2 hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A1 hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)              Temporary Global Notes.  Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.  The Restricted Period will be terminated upon the receipt by the Trustee of:

(1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

(2) an Officer’s Certificate from Texas Genco LLC.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures.  Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(3) Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02                                Execution and Authentication.

At least one Officer must sign the Notes for each of the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuers signed by one Officer of each Issuer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes and Exchange Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.  It is understood that, notwithstanding any other Section herein, no Opinion of Counsel is required in order for the Trustee to authenticate the Notes issued on the date hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03                                Registrar and Paying Agent.

The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  Texas Genco LLC or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04                                Paying Agent to Hold Money in Trust.

The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than Texas Genco LLC or a Subsidiary) will have no further liability for the money.  If Texas Genco LLC or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to Texas Genco LLC, the Trustee will serve as Paying Agent for the Notes.

Section 2.05                                Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least two Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA § 312(a).

Section 2.06                                Transfer and Exchange.

(a)               Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Issuers for Definitive Notes if:

(1) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;

(2) the Issuers in their sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)              Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to

Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)     both:

(i)                                         a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                      instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)       both:

(i)                                         a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                      instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)     if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)       if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)       if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate to the Registrar in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A)     such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)       such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)       such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)      the Registrar receives the following:

(i)                                     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more

Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)               Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)       if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)       if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)      if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)        if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F)        if such beneficial interest is being transferred to Texas Genco LLC or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)       if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes.  Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)     such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)       such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)       such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)      the Registrar receives the following:

(i)                                     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the

Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d)              Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)     if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)       if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)       if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)      if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)        if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)        if such Restricted Definitive Note is being transferred to Texas Genco LLC or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)       if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)     such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)       such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)       such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)      the Registrar receives the following:

(i)                                     if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)                                  if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)               Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)     if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)       if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)       if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)     such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)       any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)       any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)      the Registrar receives the following:

(i)                                     if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)                                  if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                 Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers; and

(2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g)              Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A)     Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”

(B)       Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Regulation S Temporary Global Note Legend.  The Regulation S Temporary Global Note will bear a Legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).  NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”

(h)              Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                  General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Issuers will be required:

(A)     to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)       to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)       to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07                                Replacement Notes.

If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuers and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuers may charge for its expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08                                Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than Texas Genco LLC or any of its Subsidiaries or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09                                Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10                                Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11                                Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent (other than Texas Genco LLC or any Subsidiary) and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act).  Certification of the destruction of all canceled Notes will be delivered to the Issuers.  The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12                                Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.  The Issuers may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuers to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

Section 2.13                                Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01                                Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price.

Section 3.02                                Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed, on a pro rata basis; provided that no Notes of $2,000 or less shall be purchased or redeemed in part.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if, but only if, all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03                                Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

The notice will identify the Notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee will give the notice of redemption in the Issuers’ names and at their expense; provided, however, that the Issuers have delivered to the Trustee, at least 35 days prior to the redemption date (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04                                Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  The notice, if mailed in a manner herein provided in Section 3.03, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.  A notice of redemption may not be conditional.

Section 3.05                                Deposit of Redemption or Purchase Price.

On or before 10:00 a.m. New York time on the redemption or purchase date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06                                Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered in the name of the Holder thereon upon cancellation of the original Note.  It is understood that, notwithstanding any other Section herein, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07                                Optional Redemption.

(a)               At any time prior to December 15, 2007, the Issuers may, at their option, redeem up to 40% of the original aggregate principal amount of Notes issued under this Indenture less any Notes redeemed pursuant to the STP Call at a redemption price equal to 106.875 % of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net proceeds of one or more Equity Offerings of the Issuers or any direct or indirect parent of the Issuers to the extent such net proceeds are contributed to the Issuers; provided that:

(1) at least 50% of the sum of the original aggregate principal amount of Notes issued under this Indenture after the Issue Date remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of closing of each such Equity Offering.

(b)              At any time prior to December 15, 2009, the Issuers may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(c)               In addition, if at any time the Transaction Agreement is terminated or the Issuers have abandoned the acquisition of Texas Genco Holdings, Inc. (as determined by the Issuers in their sole discretion), the Issuers may, at their option, redeem up to $200.0 million in aggregate principal amount of Notes issued under this Indenture (the “STP Call”) at a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date; provided, that the redemption will be completed on or prior to April 30, 2006 and so long as the Nuclear Acquisition has not been or will not be consummated; provided further that at least 50% of the sum of the original aggregate principal amount of the Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption.

(d)              Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Issuer’s option prior to December 15, 2009.

(e)               From and after December 15, 2009, the Issuers may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on December 15 of each of the years indicated below:

Year	Percentage
2009	103.438%
2010	102.292%
2011	101.146%
2012 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(f)                 Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08                                Mandatory Redemption.

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09                                Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Issuers are required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), they will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets.  The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 40 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than seven Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, up to but excluding the Purchase Date, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Issuers will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

(6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Issuers will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, will be purchased); and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of all Notes or portions thereof so tendered.  The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon an Authentication Order, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder (it being understood that, notwithstanding any Sections in the Indenture to the contrary, no other Officer’s Certificate or any Opinion of Counsel is required), in a principal amount equal to any unpurchased portion of the Note surrendered, provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof.  The Issuers will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, 4.10 or 4.14 any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.10                                Special Mandatory Redemption.

In the event that the Initial Acquisition is not consummated upon the earlier to occur of (A) the end of the tenth calendar day following the Issue Date and (B) the date of the termination of the Transaction Agreement, then the Issuers will redeem all, but not less than all, of the Notes, at a redemption price in cash equal to 100% of the issue price of the Notes plus accrued and unpaid interest to, but excluding, the redemption date pursuant to the terms of the Escrow Agreement.  Any redemption made pursuant to this Section 3.10 shall be made pursuant to the procedures set forth in the Escrow Agreement.

ARTICLE 4
COVENANTS

Section 4.01                                Payment of Notes.

The Issuers will pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on, the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest and Additional Interest, if any will be considered paid on the date due if the Paying Agent, if other than Texas Genco LLC or any of its Subsidiaries, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.  The Issuers will pay all

Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Issuers will pay interest on overdue principal (including post-petition interest in any proceeding under any Bankruptcy Law) and on overdue installments of interest and Additional Interest at the same rate per annum borne by the Notes to the extent lawful.

Section 4.02                                Maintenance of Office or Agency.

The Issuers will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers fail to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02 hereof.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03                                Reports.

(a)               Whether or not required by the SEC, so long as any Notes are outstanding, Texas Genco LLC will furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Texas Genco LLC were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements thereon by Texas Genco LLC’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if Texas Genco LLC were required to file such reports.

In addition, whether or not required by the SEC, Texas Genco LLC will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

(b)              If at any time any direct or indirect parent of Texas Genco LLC becomes a Guarantor (there being no obligation of such parent to do so), holds no material assets other than cash, Cash Equivalents and the Capital Stock of Texas Genco LLC (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and furnished to the holders of the Notes pursuant to this Section 4.03 may, at the option of Texas Genco LLC, be filed by and be those of such parent rather than Texas Genco LLC.

(c)               Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement by the filing with the SEC of the Exchange Offer Registration Statement and/or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Section 4.04                                Compliance Certificate.

(a)               The Issuers and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year of Texas Genco LLC commencing with the fiscal year ended December 31, 2005, an Officer’s Certificate stating that a review of the activities of the Issuers and Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to the Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto).

(b)              So long as any of the Notes are outstanding, Texas Genco LLC will deliver to the Trustee as soon as possible after any Officer has actual knowledge of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action Texas Genco LLC is taking or proposes to take with respect thereto.

Section 4.05                                Taxes.

The Issuers will pay, and will cause each of Texas Genco LLC’s Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06                                Stay, Extension and Usury Laws.

The Issuers and each of the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07                                Restricted Payments.

(a)               Texas Genco LLC will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on account of Texas Genco LLC’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than (A) dividends or distributions by Texas Genco LLC payable in Equity Interests (other than Disqualified Stock) of Texas Genco LLC or in options, warrants or other rights to purchase such Equity Interests or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary, Texas Genco LLC or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Texas Genco LLC or any direct or indirect parent of Texas Genco LLC, including in connection with any merger or consolidation;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than (x) Indebtedness permitted under clauses (7) and (8) of Section 4.09 hereof or (y) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of such Restricted Payment:

(i)                                     no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(ii)                                  immediately after giving effect to such transaction on a pro forma basis, Texas Genco LLC could incur $1.00 of additional Indebtedness under the provisions of Section 4.09(a) hereof; and

(iii)                               such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Texas Genco LLC and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by Section 4.07(b)(1), (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (b) thereof only), (5), (6)(A), (6)(C) and (8), but excluding all other Restricted Payments permitted by Section 4.07(b) hereof), is less than the sum of:

(A)                              50% of the Consolidated Net Income of Texas Genco LLC for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of Texas Genco LLC’s most recently ended fiscal quarter for which internal financial statements are available at the time of such

Restricted Payment or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(B)                                100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by Texas Genco LLC since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to clause (23) of Section 4.09(b) hereof ) from the issue or sale of

(i)                                   Equity Interests of Texas Genco LLC, including Retired Capital Stock (as defined below), but excluding cash proceeds and the Fair Market Value of marketable securities or other property received from the sale of:

(A) Equity Interests to members of management, directors or consultants of Texas Genco LLC, any direct or indirect parent corporation of Texas Genco LLC and Texas Genco LLC’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 4.07(b) hereof; and

(B) Designated Preferred Stock;

and to the extent actually contributed to Texas Genco LLC, Equity Interests of Texas Genco LLC’s direct or indirect parent corporations (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such corporations) or

(ii)                                debt securities of Texas Genco LLC that have been converted into such Equity Interests of Texas Genco LLC;

provided, however, that this clause (2) will not include the proceeds from (a) Refunding Capital Stock (as defined below), (b) Equity Interests or converted debt securities of Texas Genco LLC sold to a Restricted Subsidiary or Texas Genco LLC, as the case may be, (c) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (d) Excluded Contributions; plus

(C)                                100% of the aggregate amount of cash and the Fair Market Value of marketable securities or other property contributed to the capital of Texas Genco LLC following the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to clause (23) of Section 4.09(b) hereof) (other than by a Restricted Subsidiary and other than by any Excluded Contributions); plus

(D)                               100% of the aggregate amount received in cash and the Fair Market Value of marketable securities or other property received by means of:

(i)                                   the sale or other disposition (other than to Texas Genco LLC or a Restricted Subsidiary) of Restricted Investments made by Texas Genco LLC and its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from Texas Genco LLC and its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by Texas Genco LLC and its Restricted Subsidiaries; or

(ii)                                the sale (other than to Texas Genco LLC or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by Texas Genco LLC or a Restricted Subsidiary pursuant to clause (9) of Section 4.07(b) hereof or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary; plus

(E)                                 in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of the Investment in such Unrestricted Subsidiary, as determined at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary (and if such Fair Market Value may exceed (a) $10.0 million, then Texas Genco LLC will provide an Officer’s Certificate with respect to the Fair Market Value of the Investment or (b) $20.0 million, Texas Genco LLC will provide a resolution adopted by the majority of the Board of Directors with respect to the Fair Market Value of the Investment), other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by Texas Genco LLC or a Restricted Subsidiary pursuant to clause (9) of Section 4.07(b) or to the extent such Investment constituted a Permitted Investment.

(b)              The foregoing provisions of Section 4.07(a) will not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of declaration of the dividend, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(2) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of Texas Genco LLC, or any Equity Interests of any direct or indirect parent corporation of Texas Genco LLC, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of Texas Genco LLC (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this Section 4.09(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of Texas Genco LLC) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3) the defeasance, redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of Texas Genco LLC made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of Texas Genco LLC which is incurred in compliance with Section 4.09 hereof so long as:

(A)     the principal amount of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and any reasonable fees and expenses incurred in the issuance of such new Indebtedness;

(B)       such Indebtedness is subordinated to the Notes at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(C)       such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(D)      such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of Texas Genco LLC or any of its direct or indirect parent companies held by any future, present or former employee, director, manager or consultant of Texas Genco LLC, any of its Subsidiaries or any of its direct or indirect parent corporations pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or the repurchase for value of any common equity interest of Texas Genco LLC in the open market to satisfy stock options issued by Texas Genco LLC that are outstanding; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $10.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $20.0 million in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(A)     the cash proceeds from the sale of Equity Interests of Texas Genco LLC and, to the extent contributed to Texas Genco LLC, Equity Interests of any of Texas Genco LLC’s direct or indirect parent corporations, in each case to members of management, directors, managers or consultants of Texas Genco LLC, any of its Subsidiaries or any of its direct or indirect parent corporations that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (iii) of Section 4.07(a) hereof; plus

(B)       the cash proceeds of key man life insurance policies received by Texas Genco LLC and its Restricted Subsidiaries after the Issue Date; less

(C)       the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to Texas Genco LLC from members of management of Texas Genco LLC, any of its direct or indirect parent corporations or any Restricted Subsidiary in connection with a repurchase of Equity Interests of Texas Genco LLC or any of its direct or indirect parent corporations will not be deemed to constitute a Restricted Payment for purposes of this Section 4.07 or any other provision of this Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Texas Genco LLC or any other Restricted Subsidiary issued in accordance with Section 4.09 hereof to the extent such dividends are included in the definition of Fixed Charges;

(6)                           (A)       (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by Texas Genco LLC after the Issue Date;

(B)       the declaration and payment of dividends to a direct or indirect parent corporation of Texas Genco LLC, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date, provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to Texas Genco LLC from the sale of such Designated Preferred Stock; or

(C)       the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (2);

provided, however, in the case of each of (A), (B) and (C) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock, after giving effect to such issuance or declaration on a pro forma basis, Texas Genco LLC and the Restricted Subsidiaries would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(8) the payment of dividends on Texas Genco LLC’s common stock or equivalent (or the payment of dividends to any direct or indirect parent of Texas Genco LLC of dividends in that entity’s common stock or equivalent), following the first public offering of Texas Genco LLC’s common stock or equivalent or the common stock or equivalent of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net proceeds received by or contributed to Texas Genco LLC in any public offering of common stock, other than public offerings with respect to Texas Genco LLC’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(9) Investments that are made with Excluded Contributions;

(10) the declaration and payment of dividends by Texas Genco LLC to, or the making of loans to, its direct parent in amounts required for either of their respective direct or indirect parent corporations to pay:

(A)     franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(B)       federal, state and local income taxes, to the extent such income taxes are attributable to the income of Texas Genco LLC and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided, however, that this clause (10)(B) shall not apply if clause (13) below applies;

(C)       customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent corporation of Texas Genco LLC to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Texas Genco LLC and the Restricted Subsidiaries; and

(D)      general corporate overhead expenses of any direct or indirect parent corporation of Texas Genco LLC to the extent such expenses are attributable to the ownership or operation of Texas Genco LLC and the Restricted Subsidiaries;

(11) cash dividends or other distributions on Texas Genco LLC’s or any Restricted Subsidiary’s Capital Stock used to fund the Transactions and the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted by Section 4.11 hereof;

(12) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under Section 4.14 hereof and Section 4.10 hereof; provided that all senior subordinated notes tendered by holders of senior subordinated notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(13) for so long as Texas Genco LLC is a limited liability company that is treated as a partnership for federal income tax purposes, Texas Genco LLC may make cash distributions to its members, during each Quarterly Payment Period, in an aggregate amount not to exceed the Permitted Quarterly Tax Distribution in respect of the related Estimation Period, and if any portion of the Permitted Quarterly Tax Distribution is not distributed during such Quarterly Payment Period, the Permitted Quarterly Tax Distribution payable during the immediately following four quarter period shall be increased by such undistributed portion;

(14) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities, not to exceed the greater of (x) $150.0 million and (y) 3.0% of Total Assets, in each case, at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(15) distributions or payments of Receivables Fees;

(16) the distribution of Excluded Asset Proceeds;

(17) any Restricted Payments from cash on the balance sheet of Texas Genco Holdings, Inc. at the time of the Nuclear Acquisition in excess of $89.4 million, and in any event not to exceed $75.0 million; and

(18) other Restricted Payments in an aggregate amount not to exceed $75.0 million;

provided however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (5), (6), (16) and (18), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the time of issuance of the Notes, all of Texas Genco LLC’s Subsidiaries will be Restricted Subsidiaries. Texas Genco LLC will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Texas Genco LLC and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 4.07(a) hereof or under clauses (9), (14) or (18), or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture.

Section 4.08                                Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)          Texas Genco LLC will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (A)  pay dividends or make any other distributions to Texas Genco or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (B) pay any Indebtedness owed Texas Genco LLC or any Restricted Subsidiary;

(2)  make loans or advances to Texas Genco LLC or any Restricted Subsidiary; or

(3) sell, lease or transfer any of its properties or assets to Texas Genco LLC or any Restricted Subsidiary.

(b)         The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date and Initial Acquisition Date, including, without limitation, pursuant to the Credit Agreement and its related documentation and Hedging Obligations;

(2) this Indenture, the Notes and the Guarantees;

(3) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations and Synthetic Lease Obligations that impose restrictions of the nature discussed in clause (a)(3) above on the property so acquired;

(4) applicable law or any applicable rule, regulation or order;

(5) any agreement or other instrument of a Person acquired by Texas Genco LLC or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7) secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.09 hereof and Section 4.12 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9) other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09 hereof;

(10) customary provisions in joint venture agreements, asset sale agreements, sale-lease back agreements and other similar agreements;

(11) customary provisions contained in leases and other agreements entered into in the ordinary course of business;

(12) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(13) restrictions in connection with any Receivables Facility that, in the good faith determination of the Board of Directors of Texas Genco LLC, are necessary or advisable to effect such Receivables Facility;

(14) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or similar agreement to which Texas Genco LLC or any Restricted Subsidiary of Texas Genco LLC is a party entered into in the ordinary course of business; provided, that such agreement prohibits the encumbrance of solely the property or assets of Texas Genco LLC or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder and/or the proceeds thereof and does not extend to any other asset or property of Texas Genco LLC or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary; and

(15) any encumbrances or restrictions of the type referred to in Section 4.08(a) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) of this Section 4.08(b); provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Texas Genco LLC’s Board of Directors, not materially more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.09                                Incurrence of Indebtedness and Issuance of Disqualified Stock.

(a)          Texas Genco LLC will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, (collectively, “incur” and collectively, an “incurrence”) with respect to any

Indebtedness (including Acquired Indebtedness) and Texas Genco LLC will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or preferred stock; provided, however, that Texas Genco LLC may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if the Fixed Charge Coverage Ratio for Texas Genco LLC’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, that the amount of Indebtedness (other than Acquired Indebtedness), Disqualified Stock and preferred stock that may be incurred pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed $100.0 million at any one time outstanding.

(b)         The provisions of Section 4.09(a) hereof will not apply to any of the following items (collectively, “Permitted Debt”):

(1) the incurrence of Indebtedness under Credit Facilities by Texas Genco LLC or any of the Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of (i) $2,175 million outstanding at any one time prior to the consummation of the STP Acquisition and (ii) $2,695 million outstanding at any one time subsequent to the consummation of the STP Acquisition;

(2) the incurrence by the Issuers and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) and the Exchange Notes and related Exchange Guarantees to be issued pursuant to the Registration Rights Agreement (other than any Additional Notes);

(3) Existing Indebtedness (other than Indebtedness described in clauses (1) and (2));

(4) Indebtedness (including Capitalized Lease Obligations and Synthetic Lease Obligations), Disqualified Stock and preferred stock incurred by Texas Genco LLC or any of the Restricted Subsidiaries, to finance the development, construction, purchase, lease, repairs, additions or improvement of property (real or personal), equipment or other fixed or capital assets that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (4) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (4), does not exceed the greater of (x) $225.0 million and (y) 5.0% of Total Assets;

(5) Indebtedness incurred by Texas Genco LLC or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of Texas Genco LLC or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that:

(A) such Indebtedness is not reflected on the balance sheet of Texas Genco LLC or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6)(A)); and

(B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the Fair Market Value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Texas Genco LLC and the Restricted Subsidiary in connection with such disposition;

(7) Indebtedness of Texas Genco LLC to a Restricted Subsidiary; provided that any such Indebtedness owing to a non-Guarantor is subordinated in right of payment to the Notes; provided, further, that that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Texas Genco LLC or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness;

(8) Indebtedness of a Restricted Subsidiary to Texas Genco LLC or another Restricted Subsidiary; provided that:

(A) any such Indebtedness is made pursuant to an intercompany note; and

(B) if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not an Issuer or a Guarantor such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided, further, that any subsequent transfer of any such Indebtedness (except to any Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(9) shares of preferred stock of a Restricted Subsidiary issued to Texas Genco LLC or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to Texas Genco LLC or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock;

(10) Indebtedness incurred in respect of Hedging Obligations;

(11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by Texas Genco LLC or any Restricted Subsidiary in the ordinary course of business;

(12) Indebtedness of any Guarantor in respect of such Guarantor’s Guarantee;

(13) any guarantee by the Issuers or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary or the Issuers so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary or the Issuers is permitted under the terms of this Indenture;

(14) the incurrence by the Issuers or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to extend, refund, refinance, renew, replace or defease any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under Section 4.09(a) hereof and clauses (2) and (3) of this Section 4.09(b), this clause (14) and clause (15) of this Section 4.09(b) or any Indebtedness, Disqualified Stock or preferred stock issued to so refund or refinance such Indebtedness, Disqualified Stock or preferred stock including additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or preferred stock being refunded or refinanced;

(B) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee of the Notes, such Refinancing Indebtedness is subordinated or pari passu to the Notes or such Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively; and

(C) shall not include:

(i)                                     Indebtedness, Disqualified Stock or preferred stock of a Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of Texas Genco LLC;

(ii)                                  Indebtedness, Disqualified Stock or preferred stock of a Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or preferred stock of a Guarantor; or

(iii)                               Indebtedness, Disqualified Stock or preferred stock of Texas Genco LLC or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of an Unrestricted Subsidiary;

and provided, further that subclause (A) of this clause (14) will not apply to any refunding or refinancing of any secured Indebtedness;

(15) Indebtedness, Disqualified Stock or preferred stock of Persons that are acquired by Texas Genco LLC or any Restricted Subsidiary or merged into Texas Genco LLC or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; and provided further that after giving effect to such acquisition or merger, either:

(A) Texas Genco LLC would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; or

(B) the Fixed Charge Coverage Ratio is greater than immediately prior to such acquisition or merger;

(16) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(17) Indebtedness of Texas Genco LLC or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(18) Indebtedness of Texas Genco LLC or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(19) Environmental CapEx Debt; provided, that prior to the incurrence of any Environmental CapEx Debt, Texas Genco LLC shall deliver to the Trustee an Officer’s Certificate designating such Indebtedness as Environmental CapEx Debt;

(20) Indebtedness incurred to finance Necessary Capital Expenditures; provided, that prior to the incurrence of any Indebtedness to finance Necessary Capital Expenditures, Texas Genco LLC shall deliver to the Trustee an Officer’s Certificate designating such Indebtedness as Necessary CapEx Debt;

(21) Indebtedness under Hedging Credit Support Facilities in an aggregate amount not to exceed the amount permitted to be secured by Liens described in clause (31) of the definition of “Permitted Liens;”

(22) unsecured Indebtedness in respect of obligations of Texas Genco LLC or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days of the incurrence of the related Indebtedness) in the ordinary course of business and not in connection with the borrowing of money; and

(23) Indebtedness, Disqualified Stock and preferred stock of Texas Genco LLC or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (23), does not at any one time outstanding exceed the sum of:

(A) $450.0 million;

(B) 100% of the net cash proceeds received by Texas Genco LLC since immediately after the Issue Date from the issue or sale of Equity Interests of Texas Genco LLC or cash contributed to the capital of Texas Genco LLC (in each case other than (A) proceeds of Disqualified Stock or sales of Equity Interests to Texas Genco LLC or any of its Subsidiaries and (B) Equity Interests in connection with the Nuclear Acquisition) as determined in accordance with clauses (iii)(B) and (iii)(C) of Section 4.07(a) hereof  to the extent such net cash proceeds or cash are not applied pursuant to such clauses to make Restricted Payments or to make other investments, payments or exchanges pursuant to Section 4.07(b) hereof or to make Permitted Investments (other than Permitted Investments specified in clauses (a) and (c) of the definition thereof); and

(C) 40% of the consideration paid and construction costs of the assets (other than fuel and consumable inventory purchased in the ordinary course of business) acquired, constructed, upgraded or expanded by Texas Genco LLC and its Restricted Subsidiaries after the Issue Date (excluding the assets acquired in connection with the Nuclear Acquisition and ROFR), less 40% of the consideration paid and construction costs of the assets which increased the amount available under this clause (C) (other than fuel and consumable inventory purchased in the ordinary course of business) sold or otherwise disposed of by Texas Genco LLC and its Restricted Subsidiaries after the Issue Date (excluding the assets acquired in connection with the Nuclear Acquisition and ROFR) that were financed with Indebtedness incurred pursuant to this clause (C) to the extent that such proceeds are not used to repay Indebtedness pursuant to Section 4.10 hereof; provided, further that such amounts available under this clause (C) shall be increased or decreased giving pro forma effect to the asset to be acquired, constructed, upgraded or expanded, or sold or otherwise disposed of.

Texas Genco LLC will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Texas Genco LLC or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Subsidiary Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Texas Genco LLC solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of Permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (23) of this Section 4.09(b) or is entitled to be incurred pursuant to Section 4.09(a), Texas Genco LLC will, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this Section 4.09(b) and such item of Indebtedness, Disqualified Stock or Preferred Stock will be treated as having been incurred pursuant to only one of such clauses or pursuant to Section 4.09(a). Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.09 hereof.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.10                                Asset Sales.

(a)          Texas Genco LLC will not, and will not permit any Restricted Subsidiary to, cause, make or suffer to exist an Asset Sale, unless:

(1) Texas Genco LLC or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration received in the Asset Sale by Texas Genco LLC or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(A) any liabilities (as shown on Texas Genco LLC’s, or such Restricted Subsidiary’s, most recent balance sheet or in the notes thereto) of Texas Genco LLC or any Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets (or a third party on behalf of the transferee) and for which Texas Genco LLC or such Restricted Subsidiary has been validly released by all creditors in writing;

(B) any securities, notes or other obligations or assets received by Texas Genco LLC or such Restricted Subsidiary from such transferee that are converted by Texas Genco LLC or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale; and

(C) any Designated Noncash Consideration received by Texas Genco LLC or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (x) $200.0 million and (y) 5.0% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value;

shall be deemed to be cash for purposes of this provision and for no other purpose.

(b)         Within 365 days after any of the Issuers’ or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, Texas Genco LLC or such Restricted Subsidiary may, at its option, reinvest, enter into a binding commitment to reinvest within an additional 365 days (an “Acceptable Commitment”) (and reinvest within 24 months from the date of receipt of Net Proceeds), or in the case of a Casualty Event, either enter into an Acceptable Commitment or deliver to the trustee a Restoration Certification with respect to plans to invest (and reinvest within 24 months from the date of receipt of Net Proceeds) or may apply the Net Proceeds from such Asset Sale:

(1)                                  to permanently reduce

(x) Obligations under the Credit Agreement (and, in the case of revolving Obligations, to correspondingly reduce commitments with respect thereto), the Notes, Guarantees of the Notes or any other Pari Passu Indebtedness, and to correspondingly reduce commitments with respect thereto (other than Obligations owed to the Issuer or a Restricted Subsidiary of the Issuer); provided, that if Texas Genco LLC shall so reduce Obligations under any Pari Passu Indebtedness (other than Obligations under any Pari Passu Indebtedness secured by a Lien on the assets of Texas Genco LLC or any Restricted Subsidiary), Texas Genco LLC shall make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued and unpaid interest, if any, on the pro rata principal amount of Notes; or

(y) Indebtedness of a Restricted Subsidiary which is not a Guarantor, other than Indebtedness owed to Texas Genco LLC or another Restricted Subsidiary (but only to the extent such Net Proceeds from such Asset Sale are from an Asset Sale of such Restricted Subsidiary which is not a Guarantor); or

(2)                                  to an investment in (a) any one or more businesses, provided that such investment in any business is in the form of the acquisition of Capital Stock and results in Texas Genco LLC or any Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties, (c) capital expenditures and (d) acquisitions of assets, that in each of (a), (b), (c) and (d), are used or useful in a Similar Business and/or replace the businesses, properties and assets that are the subject of such Asset Sale.

(c)          Notwithstanding Section 4.10(b) hereof, in the event that regulatory approval is necessary for an asset or investment, or construction, repair or restoration on any asset or investment has commenced, then Texas Genco LLC or any Restricted Subsidiary shall have an additional 365 days to apply the Net Proceeds from such Asset Sale in accordance with Section 4.10(b) hereof.

(d)         Any Acceptable Commitment that is later canceled or terminated for any reason before such Net Proceeds are so applied shall be treated as a permitted application of the Net Proceeds if Texas Genco LLC or such Restricted Subsidiary enters into another Acceptable Commitment within the later of (1) nine months of such cancellation or termination or (2) the initial 365-day period.

(e)          Any Net Proceeds from the Asset Sale or Casualty Event that are not invested or applied as provided and within the time period set forth in the first sentence of this Section 4.10(e) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuers shall make an offer to all Holders of the Notes and, if required by the terms of any Pari Passu Indebtedness, to the holders of such Pari Passu Indebtedness (other than with respect to Hedging Obligations) (an “Asset Sale Offer”), to purchase the maximum principal amount of Notes and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten business days after the date that Excess Proceeds exceed $25.0 million by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Texas Genco LLC may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(f)            Pending the final application of any Net Proceeds pursuant to this Section 4.10, Texas Genco LLC or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

(g)         The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

Section 4.11                                Transactions with Affiliates.

(a)          Texas Genco LLC will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Texas Genco LLC (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to Texas Genco LLC or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Texas Genco LLC or such Restricted Subsidiary with an unrelated Person; and

(2) Texas Genco LLC delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $35.0 million, a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a).

(b)         The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a)hereof:

(1) Transactions between or among Texas Genco LLC and/or any of the Restricted Subsidiaries;

(2) Restricted Payments permitted by Section 4.07 hereof and the definition of “Permitted Investments;”

(3) the payment of management, consulting, monitoring and advisory fees and related expenses to the Sponsors;

(4) the payment of customary fees paid to, and indemnities provided on behalf of, officers, directors, managers, employees or consultants of Texas Genco LLC, any of its direct or indirect parent corporations or any Restricted Subsidiary;

(5) payments by Texas Genco LLC or any Restricted Subsidiary to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of Texas Genco LLC in good faith;

(6) transactions in which Texas Genco LLC or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Texas Genco LLC or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.11(a);

(7) payments or loans (or cancellation of loans) to employees or consultants of Texas Genco LLC, any of its direct or indirect parent corporations or any Restricted Subsidiary and employment agreements, stock option plans and other compensatory arrangements which are, in each case, approved by a majority of the Board of Directors of Texas Genco LLC in good faith;

(8) any agreement, instrument or arrangement as in effect as of the Initial Acquisition Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the holders in any material respect as reasonably determined by Texas Genco LLC);

(9) the existence of, or the performance by Texas Genco LLC or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or limited liability company agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Texas Genco LLC or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect;

(10) the Transactions and the payment of all fees and expenses related to the Transactions, in each case as disclosed in the Offering Circular;

(11) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to Texas Genco LLC and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors of Texas Genco LLC or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(12) the issuance of Equity Interests (other than Disqualified Stock) of the Issuers to any Permitted Holder or to any director, manager, officer, employee or consultant; and

(13) sales of accounts receivable, or participations therein, in connection with any Receivables Facility.

Section 4.12                                Liens.

Texas Genco LLC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset or property now owned or hereafter acquired, except Permitted Liens, unless (1) in the case of Liens securing Indebtedness that is Subordinated Indebtedness, the Notes or such Guarantee of a Guarantor are secured by a Lien on such property or assets that is senior in priority to such Liens; and (2) in all other cases, the Notes or such Guarantee of a Guarantor are equally and ratably secured; provided that any Lien which is granted to secure the Notes under this Section 4.12 shall be discharged at the same time as the discharge of the Lien that gave rise to the obligation to so secure the Notes.

Section 4.13                                Corporate Existence.

Subject to Article 5 hereof, Texas Genco LLC shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its limited liability company existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Texas Genco LLC or any such Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of Texas Genco LLC and its Subsidiaries; provided, however, that Texas Genco LLC shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Texas Genco LLC and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.14                                Offer to Repurchase Upon Change of Control.

(a)          If a Change of Control occurs, the Issuers will make an offer (a “Change of Control Offer”) to each Holder to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a price in cash (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuers will send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee, with the following information:

(1) that a Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes properly tendered pursuant to such Change of Control Offer, will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes, provided that the paying agent receives, not later than the close of business on the last day of the offer period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

While the Notes are in global form and the Issuers make an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to its rules and regulations.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 or this Section 4.14 hereof, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under Section 3.09 hereof or this Section 4.14 by virtue of such compliance.

(b)         On the Change of Control Payment Date, the Issuers will, to the extent permitted by law:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate stating that such Notes or portions of Notes have been tendered to and purchased by the Issuers.

The Paying Agent will promptly mail to each Holder of Notes the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)          Notwithstanding anything to the contrary in this Section 4.14, the Issuers will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and Section 3.09 hereof made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Section 4.15                                Additional Guarantees.

Texas Genco LLC will cause each Restricted Subsidiary that is a Domestic Subsidiary, unless such Subsidiary is a Receivables Subsidiary or a Restricted Subsidiary that cannot guarantee the Notes as a result of any statute or any order, rule or regulation of any court or governmental or regulatory agency, body or authority having jurisdiction over such Restricted Subsidiary or any of its properties, that

(1) guarantees any Indebtedness of Texas Genco LLC or any of its Restricted Subsidiaries; or

(2) Incurs any Indebtedness or issues any shares of Disqualified Stock permitted to be Incurred or issued pursuant to clause (1) Section 4.09(b) hereof to execute and deliver to the Trustee, the form of which is attached as Exhibit E hereto, a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Notes or a Guarantee. Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Guarantee shall be released in accordance with Section 4.16 hereof.  The form of such Guarantee is attached as Exhibit E hereto.  Notwithstanding any other Section in this Indenture, if the merger of HPC Merger Sub, Inc. with and into Texas Genco Holdings, Inc. after which Texas Genco LLC will own Texas Genco Holdings, Inc.’s assets and liabilities relating to its nuclear facilities is consummated pursuant to the terms of the Transaction Agreement, and Texas Genco Holdings, Inc., Texas Genco GP, LLC, Texas Genco LP, LLC and Texas Genco, LP are required to guarantee the Notes in accordance with this Section 4.15, Texas Genco Holdings, Inc., Texas Genco GP, LLC, Texas Genco LP, LLC and Texas Genco, LP will be Guarantors by signing a supplemental indenture, and no Opinion of Counsel or Officer’s Certificate shall be required.

Section 4.16                                Release of Guarantees.

A Guarantee of a Guarantor will be automatically released and no further action is required for the release of such Guarantor’s Guarantee, upon:

(1)          (A)  the sale, disposition or other transfer (including through merger or consolidation) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Guarantor is no longer a Restricted Subsidiary), or all or substantially all the assets, of the applicable Guarantor if such sale, disposition or other transfer is made in compliance with this Indenture;

(B) Texas Genco LLC designating such Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.07 hereof and the definition of “Unrestricted Subsidiary;” and

(C) in the case of any Restricted Subsidiary which after the Issue Date is required to guarantee the Notes pursuant to this Section 4.16 hereof, the release or discharge of the guarantee by such Restricted Subsidiary of Indebtedness of Texas Genco LLC or any Restricted Subsidiary of Texas Genco LLC or such Restricted Subsidiary or the repayment of the Indebtedness or Disqualified Stock, in each case, which resulted in the obligation to guarantee the Notes; and

(2) in the case of clause (1)(A) above, such Guarantor is released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Credit Agreement and any other Indebtedness of Texas Genco LLC or any Restricted Subsidiary of Texas Genco LLC.

A Guarantee also will be automatically released if such Subsidiary is released from its guarantees of the Credit Agreement and any other Indebtedness of Texas Genco LLC or any Restricted Subsidiary of Texas Genco LLC, which results in the obligation to guarantee the Notes.

Upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof, each Guarantor will be released and relieved of any obligations under its Guarantee.

Section 4.17                                Restrictions on Activities of Financing Corp.

Financing Corp. will not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided, that Financing Corp. may be a co-obligor or guarantor with respect to Indebtedness if Texas Genco LLC is an obligor on such Indebtedness and the net proceeds of such Indebtedness are received by Texas Genco LLC, Financing Corp. or one or more Guarantors. At any time after Texas Genco LLC is a corporation, Financing Corp. may consolidate or merge with or into Texas Genco LLC or any Restricted Subsidiary.

Section 4.18                                Suspension of Covenants.

(a)          During any period of time that: (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), Texas Genco LLC and the Restricted Subsidiaries will not be subject to the following provisions of this Indenture:

(1) Section 4.07;

(2) Section 4.09;

(3) Section 4.11;

(4) Section 4.15;

(5) Section 4.08;

(6) Section 4.10; and

(7) Clause 4 of Section 5.01(a) (collectively, the “Suspended Covenants”).

(b)         Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be set at zero. In addition, the Guarantees of the Guarantors will also be suspended as of such date (the “Suspension Date”). In the event that Texas Genco LLC and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the notes below an Investment Grade Rating or a Default or Event of Default occurs and is continuing, then Texas Genco LLC and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events and the Guarantees will be reinstated. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

(c)          On the Reversion Date, all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to Section 4.09(a) hereof or one of the clauses set forth in Section 4.09(b) hereof (to the extent such Indebtedness or Disqualified Stock would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock would not be so permitted to be incurred or issued pursuant to Section 4.09(a) or (b) hereof, such Indebtedness or Disqualified Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (c) of Section 4.09(b) hereof.  Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 hereof will be made as though Section 4.07 hereof had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.07(a) hereof.

(d)         The Issuers shall deliver promptly to the Trustee an Officer’s Certificate notifying it of any such occurrence under this Section 4.18.

Section 4.19                                Limitation on Ability of the Issuers to Release Funds from Escrow.

The Issuers agree that (i) the terms of the Escrow Agreement shall exclusively control the conditions under which and procedures pursuant to which Escrow Property (as defined in the Escrow Agreement) can be released and (ii) it will not attempt to have an Escrow Property released from escrow except in accordance with the Escrow Agreement.

ARTICLE 5
SUCCESSORS

Section 5.01                                Merger, Consolidation, or Sale of Assets.

(a)          Texas Genco LLC may not consolidate or merge with or into (whether or not Texas Genco LLC is the surviving entity, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets in one or more related transactions, to another Person, unless:

(1) either:

(A) Texas Genco LLC is the surviving company; or

(B) the Person formed by or surviving any such consolidation or merger (if other than Texas Genco LLC) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than Texas Genco LLC, expressly assumes all the obligations of Texas Genco LLC under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)  immediately after such transaction, no Default or Event of Default exists; and

(4) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period:

(A) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; or

(B) the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries would be greater than such ratio for Texas Genco LLC and the Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case Section 5.01(b)(1)(B) shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the Notes; and

(6)  Texas Genco LLC shall have delivered to the Trustee an Officer’s Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for, Texas Genco LLC under the Indenture and the Notes. Notwithstanding the foregoing clauses (3) and (4):

(x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to Texas Genco LLC; and

(y) Texas Genco LLC may merge with an Affiliate incorporated solely for the purpose of reincorporating the guarantor or Texas Genco LLC in another State of the United States so long as the amount of Indebtedness of Texas Genco LLC and the Restricted Subsidiaries is not increased thereby.

(b)         Subject to certain limitations described in this Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, each Guarantor will not, and Texas Genco LLC will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person, unless:

(1)                                         (A) such Guarantor is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(B) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(C) immediately after such transaction no Default or Event of Default exists; and

(D) Texas Genco LLC shall have delivered to the Trustee an Officer’s Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with Section 4.10 hereof.

(c)          Notwithstanding the foregoing, the mergers contemplated by the Transaction Agreement will be permitted without compliance with this Section 5.01 hereof. Subject to certain limitations described in this Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or Texas Genco LLC.

Section 5.02                                Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of Texas Genco LLC in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Issuers are merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to “Texas Genco LLC” shall refer instead to the successor Person and not to Texas Genco LLC), and may exercise every right and power of Texas Genco LLC under this Indenture with the same effect as if such successor Person had been named as Texas Genco LLC herein; provided, however, that the Texas Genco LLC shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of Texas Genco LLC’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01                                Events of Default.

Each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes issued under this Indenture;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes issued under the Indenture;

(3) failure by Texas Genco LLC or any Guarantor for 30 days after receipt of written notice given by the Trustee or the Holders of at least 30% in principal amount of the Notes then outstanding and issued under this Indenture to comply with any of its other agreements in this Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness (other than with respect to Hedging Obligations) for money borrowed by Texas Genco LLC or any Restricted Subsidiary or the payment of which is guaranteed by Texas Genco LLC or any Restricted Subsidiary, other than Indebtedness owed to Texas Genco LLC or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(A) such default either (i) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (ii) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $25.0 million or more at any one time outstanding;

(5) a payment default by Texas Genco or its Restricted Subsidiaries under any Hedging Obligation after the counterparty to such Hedging Obligation has exercised its right to terminate the Hedging Obligation or a payment default by Texas Genco or its Restricted Subsidiaries on the last payment date of a Hedging Obligation, in each case if such payment default, together with any such payment defaults under any other Hedging Obligations, aggregates $25.0 million or more at any one time outstanding;

(6) failure by Texas Genco LLC or any Significant Subsidiary (or any group of subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $25.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(7) Texas Genco LLC or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of Texas Genco LLC that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against Texas Genco LLC or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of Texas Genco LLC that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B) appoints a custodian of Texas Genco LLC or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of Texas Genco LLC that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of Texas Genco LLC or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of Texas Genco LLC that, taken together, would constitute a Significant Subsidiary; or

(C) orders the liquidation of Texas Genco LLC or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of Texas Genco LLC that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(9) the Guarantee of any Significant Subsidiary (or any group of subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the related Indenture or the release of any such Guarantee in accordance with this Indenture.

In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(x)                                   the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(y)                                 the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

(z)                                   if the default that is the basis for such Event of Default has been cured.

Section 6.02                                Acceleration.

In the case of an Event of Default specified in clause (7) or (8) of Section 6.01 hereof, with respect to the Issuers, any Restricted Subsidiary of Texas Genco LLC that is a Significant Subsidiary or any group of Subsidiaries of Texas Genco LLC that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes issued under this Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all of the then outstanding Notes issued under this Indenture to be due and payable immediately.

Upon the effectiveness such declaration, such principal and interest shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Additional Interest, if any, that has become due solely because of the acceleration) have been cured or waived.

Section 6.03                                Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                                Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on, any Notes held by a non-consenting Holder (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                                Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06                                Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(1) such Holder gives to the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07                                Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                                Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Issuers for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                                Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                                Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:                                           to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:                             to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any and interest, respectively; and

Third:                                       to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11                                Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01                                Duties of Trustee.

(a)          If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)         Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)          The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)         Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)          No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)            The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02                                Rights of Trustee.

(a)          The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)         Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)          The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)         The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)          Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of each Issuer.

(f)            The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

Section 7.03                                Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04                                Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05                                Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium or Additional Interest, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.  In addition, prior to the termination of the Escrow Agreement, the Trustee shall provide written notice to the Escrow Agent thereunder upon the occurrence of a Default or Event of Default, in each case of which the Trustee has actual knowledge.  Until the earlier of December 28, 2004 or such date as the Escrow Agreement or Transaction Agreement is terminated, Texas Genco LLC shall provide the Trustee with an Officer’s Certificate if an Officer shall have actual knowledge of the occurrence of a Default or an Event of Default.

Section 7.06                                Reports by Trustee to Holders of the Notes.

(a)          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA § 313(b)(2).  The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b)         A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Issuers and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Issuers will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07                                Compensation and Indemnity.

(a)          The Issuers will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Issuers will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)         The Issuers and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith.  The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their  obligations hereunder.  The Issuers or such Guarantor will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel.  Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)          The obligations of the Issuers and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d)         To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)            The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08                                Replacement of Trustee.

(a)          A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing.  The Issuers may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c)          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d)         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)            A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this

Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09                                Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10                                Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 7.11                                Preferential Collection of Claims Against the Issuers.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                                Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Guarantees issued under this Indenture upon compliance with the conditions set forth below in this Article 8.

Section 8.02                                Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of Notes issued under this Indenture to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely out of the trust referred to in Section 8.04 hereof;

(2) the Issuers’ obligations with respect to Notes issued under this Indenture concerning issuing temporary notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4) this Section 8.02.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03                                Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 4.18 hereof and clauses (3) and (4) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Issuers and each of the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees will be unaffected thereby.  In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(6) hereof will not constitute Events of Default.

Section 8.04                                Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes issued under this Indenture on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on the Notes;

(2) in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions:

(A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Credit Agreement or any other material agreement or instrument (other than this Indenture) to which, Texas Genco LLC or any Guarantor is a party or by which Texas Genco LLC or any guarantor is bound;

(6) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally under any applicable U.S. federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

(7) the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or any Guarantor or others; and

(8) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or  relating to the Legal Defeasance or the Covenant Defeasance, as the case may be,  have been complied with.

Section 8.05                                Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything herein to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 11.01(2)(A) hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent satisfaction and discharge.

Section 8.06                                Repayment to the Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium or Additional Interest, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Additional Interest, if any, or interest has become due and payable shall be paid to the Issuers or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once in a newspaper of general circulation in the Borough of Manhattan, City of New York, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07                                Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium or Additional Interest, if any, or interest on, any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                                Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Issuers, any Guarantor (with respect to a Guarantee or this Indenture to which it is a party) and the Trustee may amend or supplement this Indenture or the Notes or the Guarantees without the consent of any Holder of Note:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to comply with Section 5.01 hereof;

(4) to provide the assumption of the Issuers’ or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(8) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements thereof;

(9) to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable;

(10) to add a Guarantor under this Indenture; or

(11) to conform the text of this Indenture, Guarantees, or the Notes to any provision of the “Description of Notes” section of the Offering Circular to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees or the Notes.

Upon the request of the Issuers accompanied by a resolution of their Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.  Notwithstanding the foregoing, an additional Guarantor may be added pursuant to a supplemental indenture, and no Opinion of Counsel or Officer’s Certificate shall be required.

Section 9.02                                With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof) and the Notes and the Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Additional Interest, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Guarantees may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Issuers accompanied by a resolution of their Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes or the Guarantees.  However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes issued under this Indenture held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter or waive the provisions with respect to the redemption of the Notes (other than the provisions of Section 4.14 hereof);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on the Notes issued under this Indenture, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions; or

(8) impair the right of any Holder to receive payment of principal of, or interest on, such Holder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.

Section 9.03                                Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04                                Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05                                Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06                                Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuers may not sign an amended or supplemental indenture until the Board of Directors of each of the Issuers approves it.  In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10
GUARANTEES

Section 10.01.                  Guarantee.

(a)          Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(1)  the principal of, premium and Additional Interest, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)         The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)          If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)         Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(e)          Any release of  a Guarantee shall be governed by Section 4.16 hereof.

Section 10.02.                  Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03.                  Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Issuers or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.15 hereof, the Issuers will cause such Domestic Subsidiary to comply with the provisions of Section 4.15 hereof and this Article 10, to the extent applicable.

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01                          Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when either:

(1) all such Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust,  have been delivered to the Trustee for cancellation; or

(2)                            (A)  all such Notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued  interest to the date of maturity or redemption:

(B) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) with respect to this Indenture or the Notes issued hereunder has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers are or any Guarantor is a party or by which the Issuers are or any Guarantor is bound;

(C) the Issuers have paid or caused to be paid all sums payable by them under this Indenture; and

(D) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive.  In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02                          Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Additional Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuers have made any payment of principal of, premium or Additional Interest, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Notwithstanding anything in Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

ARTICLE 12
MISCELLANEOUS

Section 12.01                          Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 12.02                          Notices.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Guarantor:

Texas Genco LLC

Texas Genco Financing Corp.

12301 Kurland Drive, 4th Floor

Houston, Texas 77034

Attn:  Chief Legal Officer

Fax: (713) 945-3526

With a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention:  Rise Norman, Esq.

Fax: (212) 455-2502

If to the Trustee:

Wells Fargo Bank, National Association

Corporate Trust Services

213 Court Street, Suite 703

Middletown, Connecticut  06547
Facsimile No.:  (860) 704-6219
Attention:  Joseph P. O’Donnell

If to the Escrow Agent:

JPMorgan Chase Bank, N.A.

4 New York Plaza, Floor 17

New York, New York 10004
Facsimile No.:  (212) 623-6168
Attention:  Audrey Mohan

The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

Notices given by publication (where permitted by this Indenture) will be deemed given on the first day on which publication is made.

If the Issuers mail a notice or communication to Holders, they will mail a copy to the Trustee and each Agent at the same time.

Section 12.03                          Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04                          Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05                          Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06                          Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07                          No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, manager, officer, employee, incorporator or stockholder of Texas Genco LLC, Texas Genco Financing Corp., or any Guarantor or any of their parent companies will have any liability for any obligations of Texas Genco LLC, Texas Genco Financing Corp., or the Guarantors under the Notes, the Guarantees and this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08                          Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES.

Section 12.09                          No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of Texas Genco LLC or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10                          Successors.

All agreements of the Issuers in this Indenture and the Notes will bind their successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors.

Section 12.11                          Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12                          Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.13                          Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

Dated as of December 14, 2004

TEXAS GENCO LLC

By:
		Name:	Thad Miller
		Title:	Chief Legal Officer

TEXAS GENCO FINANCING CORP.

By:
		Name:	Thad Miller
		Title:	Vice President and Secretary

NEW GENCO GP, LLC
TEXAS GENCO OPERATING SERVICES LLC
(formerly known as GC Power Operating Services
LLC)

By:
		Name:	Thad Miller
		Title:	Vice President and Secretary

HPC MERGER SUB, INC.

By:
		Name:	Thad Miller
		Title:	Vice President and Assistant Secretary

NEW GENCO II L.P.
NEW GENCO SERVICES L.P.

	By:	NEW GENCO GP, LLC, as General Partner

By:
		Name:	Thad Miller
		Title:	Vice President and Secretary of the
General Partner

GCP FUNDING COMPANY, LLC
NEW GENCO LP, LLC

By:
	Name:	Jeffrey K. Simpson
	Title:	President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
	Name:	Joseph P. O’Donnell
	Title:	Assistant Vice President

[Face of Note]

CUSIP/CINS

6.875% Senior Notes due 2014

No.	$

TEXAS GENCO LLC

and

TEXAS GENCO FINANCING CORP.

promises to pay to Cede & Co., or registered assigns,

the principal sum of                                                                                                                                DOLLARS on                         , 2014.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

Dated:  December 14, 2004

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TEXAS GENCO LLC

By:
Name:
Title:

TEXAS GENCO FINANCING CORP.

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

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[Back of Note]

6.875% Senior Notes due 2014

THE NOTE EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

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(1) INTEREST.  Texas Genco LLC, a Delaware limited liability company (“Texas Genco LLC”), and Texas Genco Financing Corp., a Delaware corporation (the “Financing. Corp.” and, together with Texas Genco LLC, the “Issuers”), promise to pay interest on the principal amount of this Note at 6.875% per annum from December 14, 2004 until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 2(d) of the Registration Rights Agreement referred to below.  The Issuers will pay interest and Additional Interest,  if any, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 15, 2005. The Issuers will pay interest on principal (including post-petition interest in any proceeding under any Bankruptcy Law) and on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed.

(2) METHOD OF PAYMENT.  The Issuers will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt.

(3) PAYING AGENT AND REGISTRAR.  Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  Texas Genco LLC or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE.  The Issuers issued the Notes under an Indenture dated as of December 14, 2004 (the “Indenture”) among the Issuers, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are unsecured obligations of the Issuers.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

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(5) OPTIONAL REDEMPTION.

(a)                                  Except as set forth in subparagraph (b), (c) and (d) of this Paragraph 5, the Issuers will not have the option to redeem the Notes prior to December 15, 2009.  From and after December 15, 2009, the Issuers may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage
2009	103.438%
2010	102.292%
2011	101.146%
2012 and thereafter	100.000%

(b)                                 Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to December 15, 2007,  the Issuers may, at their option, redeem up to 40% of the original aggregate principal amount of Notes issued under the Indenture less any Notes redeemed pursuant to the STP call at a redemption price equal to  106.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net proceeds of one or more Equity Offerings of the Issuers or any direct or indirect parent of the Issuers to the extent such proceeds are contributed to the Issuers; provided that at least 50% of the sum of the original aggregate principal amount of Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

(c)                                  Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to December 15, 2009, the Issuers may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(d)                                 Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, if at any time the Transaction Agreement is terminated or we have abandoned the acquisition of Texas Genco Holdings, Inc. (as determined by the Issuers in their sole discretion), the Issuers may, at their option, redeem up to $200.0 million in aggregate principal amount of Notes issued under the Indenture (the “STP Call”) at a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date; provided, that the redemption will be completed on or prior to April 30, 2006 and so long as the Nuclear Acquisition has not been or will not be consummated; provided further that at least 50% of the sum of the original aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption.

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(6) MANDATORY REDEMPTION.

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) If there is a Change of Control, the Issuers will be required to make an offer (a “Change of Control Offer”) to each Holder to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase,  subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.  Within 30 days following any Change of Control, the Issuers will send notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) If Texas Genco LLC or a Restricted Subsidiary of Texas Genco LLC consummates any Asset Sales, within ten days of each date on which the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuers will commence an offer to all Holders of Notes and, if required by the terms of any Pari Passu Indebtedness, to the holders of such Pari Passu Indebtedness (other than with respect to Hedging Obligations) (an “Asset Sale Offer”) pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture.  To the extent that the aggregate amount of Notes (including any Additional Notes) and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Texas Genco LLC may use any remaining Excess Proceeds for general corporate purposes, unless prohibited by the Indenture.  If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from Texas Genco LLC prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8) NOTICE OF REDEMPTION.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of 1,000, unless all of the Notes held by a Holder are to be redeemed.

(9) DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any

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taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture or the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Guarantees may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class.  Without the consent of any Holder of a Note, the Indenture or the Notes or the Guarantees may be amended or supplemented to cure any ambiguity, omission, mistake, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to comply with Section 5.01 of the Indenture, to provide for the assumption of the Issuers’ or any Guarantors’ obligations to the Holders, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof, to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable and to add a Guarantor under the Indenture.

(12) DEFAULTS AND REMEDIES.  Events of Default include:  (i) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes issued under the Indenture; (ii) default for 30 days or more in the payment when due of interest on or with respect to the Notes issued under the Indenture; (iii) failure by Texas Genco LLC or any Guarantor for 30 days after receipt of written notice given by the Trustee or the Holders of at least 30% in principal amount of the Notes then outstanding and issued under the Indenture to comply with any of its other agreements in the Indenture or the Notes; (iv) default under certain other agreements relating to Indebtedness of Texas Genco LLC which default is either a payment default or results in the acceleration of such Indebtedness prior to its express maturity; (v) a payment default by Texas Genco LLC or its Restricted Subsidiaries under any Hedging Obligation after the counterparty to such Hedging Obligation has exercised its right to terminate the Hedging Obligation or a payment default by Texas Genco LLC or its Restricted Subsidiaries on the last payment date of a Hedging Obligation, in each case if such payment default, together with any such payment defaults under any other Hedging Obligations, aggregates $25.0 million or more at any one time outstanding;  (vi) failure to pay certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency described in the Indenture with respect to Texas Genco LLC or any of its Subsidiaries that is a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary; or (viii) except as permitted by the Indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor or any Person acting on its

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behalf denies or disaffirms its obligations under such Guarantor’s Guarantee.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes issued under the Indenture may declare the principal, premium, if any, interest and any other monetary obligations of all the then outstanding Notes issued under the Indenture to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or Additional Interest, if any,  or interest if it determines that withholding notice is in their interest.  The Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of such Notes.  The Holders of a majority in aggregate principal amount of the then outstanding Notes issued under the Indenture by notice to the Trustee may, on behalf of the Holders of all of such Notes, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest, premium or Additional Interest, if any, or the principal of any such Note held by a non-consenting Holder.  The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and Texas Genco LLC will deliver to the Trustee as soon as possible after any Officer has actual knowledge of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action Texas Genco LLC is taking or proposes to take with respect thereto.

(13) TRUSTEE DEALINGS WITH THE ISSUERS.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS.  No past, present or future director, manager, officer, employee, incorporator or stockholder of Texas Genco LLC, Texas Genco Financing Corp., or any Guarantor or any of their parent companies will have any liability for any obligations of Texas Genco LLC, Texas Genco Financing Corp., or the Guarantors under the Notes, the Guarantees and the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

(15) AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of December 14, 2004, among the Issuers, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have

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the rights set forth in one or more registration rights agreements, if any, among the Issuers, the Guarantors and the other parties thereto, relating to rights given by the Issuers and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

(18) CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19) GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.  Requests may be made to:

Texas Genco LLC

12301 Kurland Drive, 4th Floor

Houston, Texas 77034

Attention: Chief Legal Officer

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10                 ☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*                 This Schedule should be included only if the Note is issued in global form.

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[Face of Regulation S Temporary Global Note]

CUSIP/CINS

6.875% Senior Notes due 2014

No.	$

TEXAS GENCO LLC

and

TEXAS GENCO FINANCING CORP.

promises to pay to CEDE & CO. or registered assigns,

the principal sum of                                                                                                                                DOLLARS on                         , 2014.

Interest Payment Dates: June 15 and December 15

Record Dates:  June 1 and December 1

Dated:  December 14, 2004

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TEXAS GENCO LLC

By:
Name:
Title:

TEXAS GENCO FINANCING CORP.

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

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[Back of Regulation S Temporary Global Note]
6.875% Senior Notes due 2014

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).  NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTE EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN

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ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST.  Texas Genco LLC, a Delaware limited liability company (“Texas Genco LLC”), and Texas Genco Financing Corp., a Delaware corporation (the “Financing. Corp.” and, together with Texas Genco LLC, the “Issuers”), promise to pay interest on the principal amount of this Note at 6.875% per annum from December 14, 2004 until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 2(d) of the Registration Rights Agreement referred to below.  The Issuers will pay interest and Additional Interest,  if any, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 15, 2005. The Issuers will pay interest on principal (including post-petition interest in any proceeding under any Bankruptcy Law) and on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed.

Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

(2) METHOD OF PAYMENT.  The Issuers will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt.

(3) PAYING AGENT AND REGISTRAR.  Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  Texas Genco LLC or any of its Subsidiaries may act in any such capacity.

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(4) INDENTURE.  The Issuers issued the Notes under an Indenture dated as of December 14, 2004 (the “Indenture”) among the Issuers, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are unsecured obligations of the Issuers.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) Except as set forth in subparagraph (b), (c) and (d) of this Paragraph 5, the Issuers will not have the option to redeem the Notes prior to December 15, 2009.  From and after December 15, 2009, the Issuers may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage
2009	103.438%
2010	102.292%
2011	101.146%
2012 and thereafter	100.000%

(b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to December 15, 2007,  the Issuers may, at their option, redeem up to 40% of the original aggregate principal amount of Notes issued under the Indenture less any Notes redeemed pursuant to the STP call at a redemption price equal to 106.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net proceeds of one or more Equity Offerings of the Issuers or any direct or indirect parent of the Issuers to the extent such proceeds are contributed to the Issuers; provided that at least 50% of the sum of the original aggregate principal amount of Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

(c) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to December 15, 2009, the Issuers may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

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(d) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, if at any time the Transaction Agreement is terminated or we have abandoned the acquisition of Texas Genco Holdings, Inc. (as determined by the Issuers in their sole discretion), the Issuers may, at their option, redeem up to $200.0 million in aggregate principal amount of Notes issued under the Indenture (the “STP Call”) at a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date; provided, that the redemption will be completed on or prior to April 30, 2006 and so long as the Nuclear Acquisition has not been or will not be consummated; provided further that at least 50% of the sum of the original aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption.

(6) MANDATORY REDEMPTION.

The Issuers are not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) If there is a Change of Control, the Issuers will be required to make an offer (a “Change of Control Offer”) to each Holder to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase,  subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.  Within 30 days following any Change of Control, the Issuers will send notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) If Texas Genco LLC or a Restricted Subsidiary of Texas Genco LLC consummates any Asset Sales, within ten days of each date on which the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuers will commence an offer to all Holders of Notes and, if required by the terms of any Pari Passu Indebtedness, to the holders of such Pari Passu Indebtedness (other than with respect to Hedging Obligations) (an “Asset Sale Offer”) pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture.  To the extent that the aggregate amount of Notes (including any Additional Notes) and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Texas Genco LLC may use any remaining Excess Proceeds for general corporate purposes, unless prohibited by the Indenture.  If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from Texas Genco LLC prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

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(8) NOTICE OF REDEMPTION.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of 1,000, unless all of the Notes held by a Holder are to be redeemed.

(9) DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture.  Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

(10) PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture or the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Guarantees may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class.  Without the consent of any Holder of a Note, the Indenture or the Notes or the Guarantees may be amended or supplemented to cure any ambiguity, omission, mistake, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to comply with Section 5.01 of the Indenture, to provide for the assumption of the Issuers’ or any Guarantors’ obligations to the Holders, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof, to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable and to add a Guarantor under the Indenture.

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(12) DEFAULTS AND REMEDIES.  Events of Default include:  (i) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes issued under the Indenture; (ii) default for 30 days or more in the payment when due of interest on or with respect to the Notes issued under the Indenture; (iii) failure by Texas Genco LLC or any Guarantor for 30 days after receipt of written notice given by the Trustee or the Holders of at least 30% in principal amount of the Notes then outstanding and issued under the Indenture to comply with any of its other agreements in the Indenture or the Notes; (iv) default under certain other agreements relating to Indebtedness of Texas Genco LLC which default is either a payment default or results in the acceleration of such Indebtedness prior to its express maturity; (v) a payment default by Texas Genco LLC or its Restricted Subsidiaries under any Hedging Obligation after the counterparty to such Hedging Obligation has exercised its right to terminate the Hedging Obligation or a payment default by Texas Genco LLC or its Restricted Subsidiaries on the last payment date of a Hedging Obligation, in each case if such payment default, together with any such payment defaults under any other Hedging Obligations, aggregates $25.0 million or more at any one time outstanding;  (vi) failure to pay certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency described in the Indenture with respect to Texas Genco LLC or any of its Subsidiaries that is a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary); or (viii) except as permitted by the Indenture, any Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf denies or disaffirms its obligations under such Guarantor’s Guarantee.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes issued under the Indenture may declare the principal, premium, if any, interest and any other monetary obligations of all the then outstanding Notes issued under the Indenture to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or Additional Interest, if any, or interest if it determines that withholding notice is in their interest.  The Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of such Notes.  The Holders of a majority in aggregate principal amount of the then outstanding Notes issued under the Indenture by notice to the Trustee may, on behalf of the Holders of all of such Notes, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest, premium or Additional Interest, if any, or the principal of any such Note held by a non-consenting Holder.  The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and Texas Genco LLC will deliver to the Trustee as soon as possible after any Officer has actual knowledge of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action Texas Genco LLC is taking or proposes to take with respect thereto.

(13) TRUSTEE DEALINGS WITH THE ISSUERS.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

A2-8

(14) NO RECOURSE AGAINST OTHERS.  No past, present or future director, manager, officer, employee, incorporator or stockholder of Texas Genco LLC, Texas Genco Financing Corp., or any Guarantor or any of their parent companies will have any liability for any obligations of Texas Genco LLC, Texas Genco Financing Corp., or the Guarantors under the Notes, the Guarantees and the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

(15) AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) ADDITIONAL RIGHTS OF HOLDERS.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of this Regulation S Temporary Global Note will have all the rights set forth in the Registration Rights Agreement dated as of December 14, 2004, among the Issuers, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders thereof will have the rights set forth in one or more registration rights agreements, if any, among the Issuers, the Guarantors and the other parties thereto, relating to rights given by the Issuers and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

(18) CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19) GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.  Requests may be made to:

Texas Genco LLC

12301 Kurland Drive, 4th Floor

Houston, Texas 77034

Attention: Chief Legal Officer

A2-9

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-10

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10                 ☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE

The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

A2-12

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Texas Genco LLC

12301 Kurland Drive, 4th Floor

Houston, Texas 77034

Wells Fargo Bank, National Association

Corporate Trust Services

213 Court Street, Suite 703

Middletown, Connecticut  06547

Re:  6.875 % Senior Notes due 2014

Reference is hereby made to the Indenture, dated as of December 14, 2004 (the “Indenture”), among Texas Genco LLC, a Delaware limited liability company (“Texas Genco LLC”) and Texas Genco Financing Corp. (“Financing Corp.” and, together with Texas Genco LLC, the “Issuers”) and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                       , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                          in such Note[s] or interests (the “Transfer”), to                                                 (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  ☐   Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.  ☐  Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                  ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐  such Transfer is being effected to the Issuers or a subsidiary thereof;

or

(c)                                  ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)                                 ☐  such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.  ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)  ☐  Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  ☐  Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  ☐  Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                       The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)  ☐  a beneficial interest in the:

(i)                               ☐  144A Global Note (CUSIP                  ), or

(ii)                            ☐  Regulation S Global Note (CUSIP                  ), or

(iii)                         ☐  IAI Global Note (CUSIP                  ); or

(b)  ☐  a Restricted Definitive Note.

2.                                       After the Transfer the Transferee will hold:

[CHECK ONE]

(a)  ☐  a beneficial interest in the:

(i)          ☐  144A Global Note (CUSIP                  ), or

(ii)         ☐  Regulation S Global Note (CUSIP                 ), or

(iii)        ☐  IAI Global Note (CUSIP                 ); or

(iv)        ☐  Unrestricted Global Note (CUSIP                  ); or

(b)  ☐  a Restricted Definitive Note; or

(c)  ☐  an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Texas Genco LLC

12301 Kurland Drive, 4th Floor

Houston, Texas  77034

Wells Fargo Bank, National Association

Corporate Trust Services

213 Court Street, Suite 703

Middletown, Connecticut  06547

Re:  6.875% Senior Notes due 2014

(CUSIP                )

Reference is hereby made to the Indenture, dated as of December 14, 2004 (the “Indenture”), among Texas Genco LLC, a Delaware limited liability company (“Texas Genco LLC”) and Texas Genco Financing Corp. (“Financing Corp.” and, together with Texas Genco LLC, the “Issuers”) and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                               , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                    in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                       Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the

Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                       Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ¨ 144A Global Note, ¨ Regulation S Global Note,  ¨ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Texas Genco LLC

12301 Kurland Drive, 4th Floor

Houston, Texas 77034

Wells Fargo Bank, National Association

Corporate Trust Services

213 Court Street, Suite 703

Middletown, Connecticut  06547

Re:  6.875% Senior Notes due 2014

Reference is hereby made to the Indenture, dated as of December 14, 2004 (the “Indenture”), among Texas Genco LLC, a Delaware limited liability company (“Texas Genco LLC”) and Texas Genco Financing Corp. (“Financing Corp.” and, together with Texas Genco LLC, the “Issuers”) and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                     aggregate principal amount of:

(a)  ☐  a beneficial interest in a Global Note, or

(b)  ☐  a Definitive Note,

we confirm that:

1.                                       We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.                                       We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to Texas Genco LLC or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.                                       We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.                                       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.                                       We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

EXHIBIT E

[FORM OF NOTATION OF GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of December 14, 2004 (the “Indenture”) among Texas Genco LLC, a Delaware limited liability company (“Texas Genco LLC”), Texas Genco Financing Corp., a Delaware corporation (“Financing Corp.” and, together with Texas Genco LLC, the “Issuers”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and Additional Interest, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Section 4.15, Section 4.16 and Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee.  Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

E-1

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                              , 200   , among                                       (the “Guaranteeing Subsidiary”), Texas Genco LLC, a Delaware limited liability company (“Texas Genco LLC”), Texas Genco Financing Corp. (“Financing Corp.” and, together with Texas Genco LLC, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 14, 2004 providing for the issuance of 6.875% Senior Notes due 2014 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                       CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                       AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Section 4.15, Section 4.16 and Article 10 thereof.

4.                                       NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5.                                       NEW YORK LAW TO GOVERN.  THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

6.                                       COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.                                       EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.                                       THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                     , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

TEXAS GENCO LLC

By:
Name:
Title:

TEXAS GENCO FINANCING CORP.

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory